Exhibit 10.13
St. Peter’s Children’s Center
PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
by and between
PINSTRIPES, L.L.C.,
a New York limited liability company
(“Seller”),
and
HTA — 1092 MADISON, LLC,
a Delaware limited liability company
(“Buyer”)

i

EXHIBITS

Exhibit A	Legal Description
Exhibit B	Deed
Exhibit C	Assignment Agreement
Exhibit D	Tenant Notification Letter
Exhibit E	Post Closing Escrow Agreement
Exhibit F	Signed Representation Letter
Exhibit G	Audit Inquiry Letter
Exhibit H	Management Agreement
Exhibit I	Existing Loan Documents
Exhibit J	Purchase Agreement Guaranty
Exhibit K	Guaranty Holdback Agreement

SCHEDULES

Schedule 1.5-1	Leases
Schedule 1.5-2	Security Deposits
Schedule 2.1.3	List of Properties
Schedule 4	Due Diligence Items
Schedule 5.2.3	Service Contracts
Schedule 7.1	Completion Obligations

ii

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
     THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of October 26, 2010 (the “Effective Date”), by and between PINSTRIPES, L.L.C., a New York limited liability company (“Seller”) and HTA — 1092 MADISON, LLC, a Delaware limited liability company (“Buyer”). Each of Seller and Buyer are sometimes each individually referred to as a “Party” and collectively as the “Parties.”
     IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Parties, the Parties hereby agree as follows:
1. Purchase and Sale. Seller hereby agrees to sell and convey to Buyer and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions of this Agreement, the following (collectively, the “Property”):
     1.1. all of the fee simple interest in, to and under that certain real property located at 1092 Madison Avenue, Albany, New York 12208 and more particularly described on Exhibit A attached hereto (the “Land”);
     1.2. all of Seller’s right, title and interest in, to and under all privileges and easements appurtenant to the Land, including, without limitation, all of Seller’s right, title and interest, if any, in and to all minerals, oil, gas and other hydrocarbon substances in, on and under the Land, all development rights, air rights, water rights and water stock owned by Seller relating to the Land, and all easements, rights of way or other appurtenances of Seller used in connection with the beneficial use and enjoyment of the Land (collectively, the “Appurtenances”);
     1.3. all of Seller’s right, title and interest in and to all improvements and fixtures located on the Land, including, without limitation, all buildings and structures located on the Land, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Land, such as heating, air conditioning, and lighting systems and other facilities used to provide any utility services, refrigeration, ventilation, garbage disposal, or other services on the Land (collectively, the “Improvements,” and together with the Land, and the Appurtenances, the “Real Property”);
     1.4. all of Seller’s right, title and interest in and to all tangible personal property now or hereafter located on or in, stored for future use with, or used in connection with, the Real Property, excluding all tangible personal property owned or leased by the Tenants (as defined below) or other occupants of the Property (the “Personal Property”);
     1.5. all of Seller’s right, title and interest in, to and under all leases, subleases, licenses and other occupancy agreements together with all associated amendments, modifications, extensions or supplements thereto set forth on the attached Schedule 1.5-1 and all other leases, subleases, licenses or occupancy agreements entered into in accordance with the terms and conditions of this Agreement prior to the Closing Date (collectively, the “Leases”) with all persons or entities occupying the Real Property or any part thereof pursuant to the Leases (“Tenants”), together with all deposits held in connection with the Leases, including, without limitation, all unapplied security deposits, prepaid rent, guaranties, letters of credit and other similar charges and credit enhancements providing additional security for the Leases, as set forth on the attached Schedule 1.5-2 (“Security Deposits”) but excluding all rent and other amounts due with respect to all periods prior to the Closing Date, which shall remain the sole property of Seller, as described in Section 6.7.1(b), herein;
     1.6. to the extent assignable, all right, title and interest in, to and under all intangible personal property now or hereafter owned by Seller and used in the ownership, use, operation, occupancy, maintenance or development of the Real Property and Personal Property, including, without limitation (a) all licenses, permits, certificates, approvals, authorizations and other entitlements issued (the “Permits”); (b) all reports, test results, environmental assessments, surveys, plans, specifications (the “Plans”); (c) all warranties and guaranties from manufacturers, contractors, subcontractors, suppliers and installers (“Warranties”); (d) all trade names, trademarks, service marks, building and property names and building signs used in connection with the Real Property (except that Seller retains the right to use the name of the Property in connection with the marketing of its development and management activities) (the “Tradenames”); (e) all telephone numbers, domain names, e-mail addresses and other means of contact utilized in connection with the Real Property; and (f) all other intangible property related to the Real Property, excluding, all intangible property owned or leased by the Tenants or other occupants of the Property (collectively, the “Intangible Property”); and
     1.7. to the extent approved by Buyer pursuant to Section 5.2.3 all right, title and interest in, to and under the “Assigned Contracts” (as defined below).
2. Purchase Price. The total purchase price of the Property shall be Three Million One Hundred Seventy Thousand Seven Hundred Seventeen and No/100 Dollars ($3,170,717.00), less a credit for the outstanding principal balance of the Existing Loan (as defined in Exhibit I) and any interest accrued under the Existing Loan to the Closing Date that is paid by Buyer but which are Seller’s responsibility under this Agreement (“Purchase Price”) as adjusted by the prorations and adjustments provided elsewhere in this Agreement and payable as follows:
     2.1. Deposit.
          2.1.1. Within two (2) business days following the mutual execution and exchange of this Agreement, Buyer shall deposit into Escrow (as defined below) the amount of Forty Eight Thousand Five Hundred Sixty and No/100 Dollars ($48,560.00) (the “Deposit”), in the form of a wire transfer payable to First American Title Insurance Company (“Escrow Holder”). Escrow Holder shall place the Deposit into an interest bearing money market account at a bank or other financial institution reasonably satisfactory to Buyer, and interest thereon shall be credited to Buyer’s account and shall be deemed to be part of the Deposit.
          2.1.2. On or before the Closing Date, Buyer shall deposit with the Escrow Holder to be held in Escrow the balance of the Purchase Price, as adjusted by the prorations and adjustments provided for in this Agreement, in immediately available funds by wire transfer made payable to Escrow Holder.

2

          2.1.3. Escrow Holder shall deposit the Deposit in a non-commingled trust account and shall invest the Deposit in an insured, interest bearing money market accounts, certificates of deposit, United States Treasury Bills or such other instruments as directed by Buyer and reasonably acceptable to Seller and interest thereon shall be credited to Buyer’s account and deemed to be part of the Deposit. In the event of the consummation of the purchase and sale of the Property as contemplated hereunder, the Deposit shall be paid to Seller and credited against the Purchase Price on the “Closing Date” (as defined below) to the extent such credit when added to the aggregate amount of deposits that have been applied to purchase prices under the purchase and sale agreements (the “Other Purchase and Sale Agreements”) related to the properties listed on Schedule 2.1.3 attached hereto (the “Properties”) does not exceed One Million and No/100 Dollars ($1,000,000.00). The balance of the Deposit, if any, shall be held in Escrow and shall be paid, in accordance with the terms of the applicable Other Purchase and Sale Agreement(s), to Seller’s affiliate and credited against the purchase price on the closing date of the last of the Properties to be purchased by Buyer’s affiliate from Seller’s affiliate. In the event the sale of the Property is not consummated because of (a) a Seller default, (b) the termination of this Agreement by Buyer in accordance with any right to so terminate provided herein, or (c) Seller’s failure to satisfy any of Buyer’s Closing Conditions (as defined below), or for any other reason, except for a default by Buyer under Section 13.2, then the Deposit shall be immediately and automatically paid over to Buyer without the need for any further action by either Party hereto. In the event the sale of the Property is not consummated for any of the reasons set forth in Section 13.2, the Deposit shall be promptly paid to and retained by Seller in accordance with Section 13.2. As used herein, the term “Deposit” includes any deposit made pursuant to an Other Purchase and Sale Agreement that was not applied to the purchase price under such Other Purchase and Sale Agreement.
     2.2. Independent Contract Consideration. Notwithstanding anything in this Agreement to the contrary, One Hundred and No/100 Dollars ($100.00) of the Deposit is delivered to the Escrow Holder for delivery to Seller as “Independent Contract Consideration,” and the Deposit is reduced by the amount of the Independent Contract Consideration so delivered to Seller, which amount has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement.
     2.3. Holdback. At Closing, Escrow Holder shall withhold, for a period of 180 days following the Closing Date, from proceeds which would otherwise be distributed to Seller, the sum of Fifteen Thousand Seven Hundred Seventy Six and 84/100 Dollars ($15,776.84) (the “Holdback”). The Holdback shall be held and disbursed by Escrow Holder in compliance with an Escrow Holdback Agreement to be executed and delivered at Closing by Buyer, Seller and Escrow Holder in the form attached hereto as Exhibit E (the “Post-Closing Escrow Agreement”). At Closing, Escrow Holder shall also withhold, for a period of 270 days following the Closing Date, from proceeds which would otherwise be distributed to Seller, the sum of Forty Seven Thousand Three Hundred Thirty and 52/100 Dollars ($47,330.52) (the “SWF Guaranty Holdback”). The SWF Guaranty Holdback shall be held and disbursed by Escrow Holder in compliance with a Guaranty Holdback Agreement to be executed and delivered at Closing by Buyer, SWF Guarantor (as defined herein) and Escrow Holder in the form attached hereto as Exhibit K (the “Guaranty Holdback Agreement”).

3

     2.4. Purchase Agreement Guaranty. As additional and separate consideration to Buyer, and to induce Buyer to enter into this Agreement and acquire the Property, Seller shall cause Joseph R. Nicolla and SWF, L.P., a New York limited partnership (the “SWF Guarantor”) (individually and collectively, “Guarantor”) to execute and deliver to Buyer, at Closing, a Purchase Agreement Guaranty in the form attached hereto as Exhibit J (“Guaranty”). Seller shall also cause SWF Guarantor to execute the Guaranty Holdback Agreement and deliver the same to Buyer at Closing. Guarantor shall execute this Agreement for the sole purpose of obligating Guarantor to execute and deliver the Guaranty and the Guaranty Holdback Agreement, as applicable, to Buyer at the Closing. Guarantor acknowledges that Buyer is and will be relying on this agreement by Guarantor, the Guaranty and the Guaranty Holdback Agreement in entering into this Agreement and acquiring the Property and that, but for this agreement by Guarantor, the Guaranty and the Guaranty Holdback Agreement, Buyer would not enter into this Agreement or acquire the Property
     2.5. Purchase Price Adjustment. If during the Due Diligence Period, Buyer reasonably demonstrates that costs and expenses of the Property are greater than historical costs and expenses for the Property and/or the in place net operating income of the Property is less or more than what was originally disclosed by Seller to Buyer on or before the Effective Date, Buyer and Seller shall meet and confer in order to determine whether the Parties, in their sole and absolute discretion, can agree upon an appropriate adjustment to the Purchase Price. If the Parties cannot agree on a Purchase Price adjustment, the Purchase Price shall remain unchanged, subject to Buyer’s right to terminate this Agreement in accordance with any right to so terminate provided herein.
3. Title to Property.
     3.1. Title Insurance. At Closing, Seller shall convey to Buyer fee simple title to the Real Property by duly executed and acknowledged Deed (as defined below). A condition to Buyer’s obligations under this Agreement is the issuance by First American Title Insurance Company whose address is 777 South Figueroa Street, 4th Floor, Los Angeles, California 90017, Attention: Barbara Laffer, Telephone: (213) 271-1702, Facsimile: (818) 450-0135 (the “Title Company”) to Buyer of a 2006 ALTA Extended Coverage Owner’s Policy of Title Insurance (with the arbitration provision, the creditors’ rights exclusion and the general exceptions deleted) insuring fee simple title to the Real Property in Buyer with liability in the amount of the Purchase Price, subject only to such exceptions as Buyer shall have approved pursuant to Section 3.2 below (the “Permitted Exceptions”), and without survey exceptions, underwritten by First American Title Insurance Company (the “Title Policy”). Notwithstanding anything in this Agreement to the contrary, and notwithstanding any approval or consent given or deemed given by Buyer hereunder, Seller covenants to cause to be released and reconveyed from the Property, and to remove as exceptions to title on or prior to the Closing Date all labor, materialmen’s and mechanics’ liens, mortgages (except to the extent that Buyer is assuming the Existing Loan), deeds of trust and other monetary encumbrances, (the “Pre-Disapproved Exceptions”).
     3.2. Procedure for Approval of Title. Buyer may obtain an updated survey of the Property (the “Survey”). Buyer shall pay all costs and expenses incurred in obtaining and delivering the Survey. Buyer shall have until the expiration of the Due Diligence Period to

4

review and approve, in writing, the condition of the title to the Real Property (“Title Review Period”). If the Title Documents or the Survey reflect or disclose any defect, exception or other matter affecting the Real Property (each, a “Title Defect,” and collectively, the “Title Defects”) that is unacceptable to Buyer, then Buyer shall provide Seller with written notice of Buyer’s objections no later than the conclusion of the Title Review Period; provided, however, that if Buyer shall fail to notify Seller in writing within the Title Review Period either that the condition of title is acceptable or of any specific objections to the state of title to the Real Property, then Buyer shall be deemed to have approved to all exceptions to title or other conditions or matters which are described in the Title Documents or shown on the Survey. Seller may, at its sole option, elect, by written notice given to Buyer within three (3) business days following the conclusion of the Title Review Period (“Seller’s Notice Period”), to cure or remove the objections made or deemed to have been made by Buyer; provided, however, Seller shall in all events have the obligation to (i) act in good faith in making such election and curing any Title Defects that Seller elects to cure, (ii) specifically remove the Pre-Disapproved Exceptions, and (iii) remove any Title Defect that attaches to the Real Property subsequent to the conclusion of the Title Review Period. The failure of Seller to deliver written notice electing to cure any or all such objected to exceptions during Seller’s Notice Period shall be deemed an election by Seller not to cure such exceptions. Should Seller elect to attempt to cure or remove any objection, Seller shall have fifteen (15) days from the conclusion of the Title Review Period (“Cure Period”) in which to accomplish the cure. In the event Seller elects (or is deemed to have elected) not to cure or remove any objection, or in any event Seller fails to cure or remove any objection which Seller agrees or is required to cure within the Cure Period, then Buyer shall be entitled, as Buyer’s sole and exclusive remedies, either to (i) terminate this Agreement and obtain a refund of the Deposit or (ii) waive any objections that Seller has not elected to cure and close this transaction as otherwise contemplated herein. The failure of Buyer to provide written notice to Seller within ten (10) days following the expiration of Seller’s Notice Period waiving any objections Seller has not elected to cure shall be deemed an election by Buyer to waive its objections as to all Title Defects that are not Pre-Disapproved Exceptions and/or that Seller has not agreed to release or cure. If at anytime prior to the Closing Date, Buyer receives a new, updated or supplemental title commitment or Survey and such new, updated or supplemental title commitment or Survey discloses one or more Title Defects that are not Permitted Exceptions (in each case, a “New Title Defect”) and any New Title Defect is unacceptable to Buyer, Buyer may, within three (3) business days after receiving such new, updated or supplemental title commitment or Survey, as the case may be, deliver to Seller another written notice of Buyer’s objections with respect to any New Title Defect only and the process described in this Section shall apply thereto.
4. Due Diligence Items. Seller shall deliver to Buyer the items set forth on Schedule 4 attached hereto, to the extent such documents exist and are in Seller’s possession as of the Effective Date (collectively, the “Due Diligence Items”), which shall include copies of the existing loan documents set forth on Exhibit I (collectively, the “Existing Loan Documents”).
5. Inspections.
     5.1. Procedure; Indemnity. Buyer, at its sole expense, shall have the right to conduct feasibility, environmental, engineering and physical studies of the Property at any time beginning on September 24, 2010 and thereafter expiring on November 15, 2010 (the “Due Diligence

5

Period”). Upon 48 hours notice to Seller and accompanied by a Seller representative, Buyer and its duly authorized agents or representatives shall be permitted to enter upon the Property at all reasonable times during the Due Diligence Period in order to conduct tenant interviews (tenant interviews will be conducted with the consent of Seller and Seller may be present during same), engineering studies, soil tests and any other inspections and/or tests that Buyer may deem necessary or advisable (collectively, the “Inspections”). Buyer agrees to promptly discharge any liens that may be imposed against the Property as a result of Buyer’s Inspections and to defend, indemnify and hold Seller harmless from all claims, suits, losses, costs, expenses (including without limitation court costs and attorneys’ fees), liabilities, judgments and damages (collectively, “Claims”) incurred by Seller as a result of any Inspections performed by Buyer, except for any Claims against Seller based upon any obligations and liabilities of Seller
     Buyer agrees to provide Seller with an insurance certificate from Buyer and any third party entering the Property to perform Inspections, naming Seller as an additional insured prior to any entry on the Property when invasive tests are contemplated. Buyer shall indemnify, defend and hold Seller harmless from and against all losses, liabilities, obligations, charges, fees, claims, litigation demands, defenses, costs, judgments, suits, proceedings, damages, disbursements or expenses of any kind or of any nature whatsoever, (including, without limitation, reasonable attorneys’ fees and disbursements and costs of investigation) arising out of or from the Inspections of the Property by Buyer or its agents or consultants, except to the extent caused by Seller or any of its affiliates or related to a pre-existing condition. The obligations of Buyer under the immediately preceding sentence shall expressly survive any termination of this Agreement. In connection with the Inspections, Buyer shall not unreasonably disturb any Tenants use and occupancy of the Property.
     5.2. Approval.
          5.2.1. Buyer shall have until the conclusion of the Due Diligence Period to approve or disapprove of the Inspections, Due Diligence Items, and the economic feasibility of the Property. If Buyer shall fail to deliver a written notice to Seller and Escrow Holder within the Due Diligence Period approving Buyer’s due diligence, in Buyer’s sole and absolute discretion, then (i) this Agreement and the Other Purchase and Sale Agreements shall thereupon be automatically terminated, (ii) Buyer shall not be entitled to purchase the Property or any of the Properties, (iii) Seller shall not be obligated to sell the Property or any of the Properties to Buyer and (iv) the Parties shall be relieved of any further obligation to each other with respect to the Property and the Properties. Upon termination, Escrow Holder shall, without any further action required from any Party, return all documents and funds, including the Deposit and all of the deposits related to the Properties, to the Buyer and no further duties shall be required of Escrow Holder.
          5.2.2. Notwithstanding anything to the contrary contained herein, Buyer hereby agrees that in the event this Agreement is terminated for any reason, then Buyer shall promptly and at its sole expense return to Seller all Due Diligence Items which have been delivered by Seller to Buyer in connection with Buyer’s inspection of the Property within five (5) business days following the termination of this Agreement.

6

          5.2.3. On or before the expiration of the Due Diligence Period, Buyer may deliver a written notice to Seller (the “Contracts Notice”) identifying those service contracts, vending machine, telecommunications and other facilities leases, utility contracts, maintenance contracts, management contracts, leasing contracts, equipment leases, brokerage and leasing commission agreements and other agreements or rights related to the construction, ownership, use, operation, occupancy, maintenance, repair or development of each Property (collectively, the “Service Contracts”) listed on Schedule 5.2.3 that Seller shall assign to Buyer and that Buyer shall assume as of the Closing Date (such designated Service Contracts shall be collectively referred to herein as the “Assigned Contracts”). All Service Contracts that are not Assigned Contracts (the “Terminated Contracts”) shall be terminated at Closing by Seller whereupon the Terminated Contracts shall not be assigned to, or assumed by, Buyer. To the extent that any Terminated Contracts require payment of a penalty or premium for cancellation, Seller shall be solely responsible for the payment of any such cancellation fees or penalties. If Buyer fails to deliver the Contracts Notice on or before the expiration of the Due Diligence Period, all Service Contracts will be Terminated Contracts.
6. Escrow.
     6.1. Opening of Escrow. The sale of the Property shall be consummated through an escrow (“Escrow”) to be opened with Escrow Holder within two (2) business days after the execution of this Agreement by Seller and Buyer. This Agreement shall constitute the joint escrow instructions between the Parties, with such further consistent instructions as Escrow Holder shall require in order to clarify its duties and responsibilities. If Escrow Holder shall require further Escrow instructions, Escrow Holder may prepare such instructions on its usual form. Such further instructions shall, so long as not inconsistent with the terms of this Agreement, be promptly signed by Buyer and Seller and returned to Escrow Holder within three (3) business days after receipt thereof. In the event of any conflict between the terms and conditions of this Agreement and any further Escrow instructions, the terms and conditions of this Agreement shall control.
     6.2. Closing Date. The consummation of the purchase and sale of the Property (the “Closing”) shall occur ten (10) days after the later of (i) the expiration of the Due Diligence Period and (ii) the Loan Approval Date (as defined in Section 9.1.9 below). The date upon which the Closing shall occur is referred to as the “Closing Date;” provided, however, that Buyer shall have the right to call for an earlier Closing Date without Seller’s consent by providing at least with five (5) business days’ written notice to Seller prior to the earlier Closing Date.
     6.3. Seller Required to Deliver. No later than one (1) business day prior to the Closing Date (unless an earlier date is specified), Seller shall deliver to Escrow Holder the following:
          6.3.1. Deed. One (1) original Bargain and Sale Deed in the form attached hereto as Exhibit B (the “Deed”), duly executed and acknowledged by Seller and in proper form for recording, conveying fee title to the Property to Buyer;

7

          6.3.2. Assignment Agreement. Two (2) originals of an Assignment and Assumption Agreement in the form attached hereto as Exhibit C (the “Assignment Agreement”), duly executed by Seller;
          6.3.3. Transferor’s Certification of Non-Foreign Status. One (1) original certification as to Seller’s non-foreign status which complies with the provisions of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, any regulations promulgated thereunder (“Internal Revenue Code”), and any revenue procedures or other officially published announcements of the Internal Revenue Service or the U.S. Department of the Treasury in connection therewith (the “FIRPTA”);
          6.3.4. Tenant Notice. One (1) original letter, in the form attached hereto as Exhibit D, duly executed by Seller, advising the Tenants of the change in ownership of the Property;
          6.3.5. Rent Roll; Delinquency Report. One (1) original updated Rent Roll and updated Delinquency Report certified by Seller as being true and accurate as of the Closing Date;
          6.3.6. Paid Receipt. A reading as of the date of the Closing as to the unpaid balance of the water and sewer charges (if any);
          6.3.7. Title Documents. Such other documents and instruments, executed and properly acknowledged by Seller, if applicable, as Title Company may require from Seller in order to issue the Title Policy;
          6.3.8. Guaranty. Two (2) originals of the Guaranty, duly executed by each Guarantor;
          6.3.9. Post-Closing Escrow Agreement. Two (2) originals of the Post-Closing Escrow Agreement, duly executed by Seller;
          6.3.10. Guaranty Holdback Agreement. Two (2) originals of the Guaranty Holdback Agreement, duly executed by SWF Guarantor; and
          6.3.11. Other Documents. Such other documents as may be required by this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement, provided that such documents shall not increase Seller’s liability or result in a material expense to Seller.
     6.4. Buyer Required to Deliver. No later than one (1) business day prior to the Closing Date (unless an earlier date is specified), Buyer shall deliver to Escrow Holder the following:
          6.4.1. Purchase Price. The balance of the Purchase Price, as adjusted by the prorations and adjustments provided for in this Agreement; provided, however, that Buyer shall not be required to deposit the balance of the Purchase Price into Escrow until Buyer has been notified by Escrow Holder that (i) Seller has delivered to Escrow each of the documents and instruments to be delivered by Seller in connection with the sale of the Property to Buyer,

8

(ii) Title Company has committed to issue and deliver the Title Policy to Buyer, and (iii) the only impediment to Closing is the delivery of such amount by or on behalf of Buyer;
          6.4.2. Title Documents. On or before the Closing Date, such other documents as the Title Company may require from Buyer in order to issue the Title Policy;
          6.4.3. Assignment Agreement. Two (2) originals of the Assignment Agreement duly executed by Buyer;
          6.4.4. Post Closing Escrow Agreement. Two (2) originals of the Post Closing Escrow Agreement, duly executed by Buyer;
          6.4.5. Guaranty Holdback Agreement. Two (2) originals of the Guaranty Holdback Agreement, duly executed by Buyer; and
          6.4.6. Deed. One original Deed duly executed by Buyer.
          6.4.7. Other Documents. Such other documents as may be required by this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement, provided that such documents shall not increase Buyer’s liability or result in a material expense to Buyer.
          6.4.8. Post-Closing Deliverables. Within one (1) business day after the Closing Date, Seller shall deliver to Buyer the following:
               (a) All keys to all buildings and other improvements located on the Property, combinations to any safes thereon, and security devices therein in Seller’s possession;
               (b) The original Leases, Service Contracts, Permits, Plans and Warranties; and
               (c) All records and files relating to the management or operation of the Property, including, without limitation, all insurance policies, all Assigned Contracts, all Tenant files (including correspondence), property tax bills, and all calculations used to prepare statements of rental increases under the Leases and statements of common area charges, insurance, property taxes and other charges which are paid by Tenants of the Property.
     6.5. Seller’s Costs. Seller shall pay the following:
          6.5.1. One-half (1/2) of Escrow Holder’s fee, costs and expenses;
          6.5.2. All realty transfer, recordation and documentary fees, stamps and taxes imposed on the Deed, the conveyance of the Property or the transaction contemplated by this Agreement;
          6.5.3. Costs and expenses of the Title Policy for the Property, not to exceed $15,349.00 (“Seller’s Title Expense Cap”);

9

          6.5.4. Except to the extent that Buyer is assuming the Existing Loan, all costs incurred in connection with the prepayment, satisfaction or reconveyance of any loan encumbering the Property or any portion thereof, including, without limitation, all prepayment, reconveyance and recording fees, penalties or charges, and any legal fees associated therewith, and any other document(s) required by the Title Company in order to release Title Defects or New Title Defects;
          6.5.5. All real estate commissions due in connection with this transaction pursuant to Section 22 below;
          6.5.6. Seller’s attorney fees; and
          6.5.7. All other costs customarily borne by sellers of real property in Albany County, New York.
          The provisions of this Section 6.5 shall survive the termination of this Agreement.
     6.6. Buyer’s Costs. Buyer shall pay the following:
          6.6.1. One-half (1/2) of Escrow Holder’s fee, costs and expenses;
          6.6.2. Assumption Fees, provided that Seller shall be responsible for its own legal fees;
          6.6.3. Costs and expenses of the Title Policy for the Property in excess of Seller’s Title Expense Cap;
          6.6.4. The cost of the Survey;
          6.6.5. Buyer attorneys’ fees; and
          6.6.6. All other costs customarily borne by buyers of real property in Albany County, New York.
          The provisions of this Section 6.6 shall survive the termination of this Agreement.
     6.7. Prorations.
          6.7.1. Items to Be Prorated. The following shall be prorated between Seller and Buyer as of the Closing Date with Buyer being deemed the owner of the Property as of the Closing Date and with Buyer receiving credit for or charged with the entire day of the Closing. Except as hereinafter expressly provided, all prorations shall be done on the basis of the actual number of days in the year in which Closing occurs for the actual number of days elapsed to the Closing Date or the actual number of days in the month in which the Closing occurs and the actual number of days elapsed in such month to the Closing Date, as applicable:
               (a) Taxes and Assessments. Seller shall pay, on or prior to Closing, any and all delinquent real estate and personal property taxes and assessments with respect to the

10

Property. General real estate and personal property taxes and assessments and payments in lieu of taxes (if applicable) that are due or accrue during the year in which the Closing occurs shall be prorated as of the Closing Date; provided, however, that Seller shall pay on or before Closing the full amount of any bonds or assessments against the Property, including interest payable therewith, and including any bonds or assessments that may be payable after the Closing Date, that are a result of or relate to the construction or operation of any Improvements or any public improvements that serve only the Property. If after the Closing there is any retroactive increase in the real or personal property taxes or assessments imposed on the Property: (i) if such increase relates to the tax year in which the Closing occurred, then such increase shall be prorated by Seller and Buyer on a per diem basis based on their respective periods of ownership during the period to which such increase applies, (ii) if such increase relates to any tax year subsequent to the tax year which the Closing occurred, then such increase shall be the obligation of Buyer, and (iii) if such increase relates to any tax year prior to the tax year in which the Closing occurred, then such increase shall be the obligation of Seller. The prorations shall be based upon the most recently issued tax bill for the Property. If the most recent tax bill is not for the current tax year, then the Parties shall reprorate within ninety (90) days of the receipt of the tax bill for the current tax year.
               (b) Rents. Buyer will receive a credit at Closing for all rents collected by Seller prior to the Closing Date and allocable to the period from and after the Closing Date based upon the actual number of days in the month. No credit shall be given Seller for accrued and unpaid rent or any other non-current sums due from Tenants until these sums are paid, and Seller shall retain the right to collect any such rent provided Seller does not sue to evict any tenants or terminate any Leases. Buyer shall cooperate with Seller after the Closing Date to collect any rent under the Leases which has accrued as of the Closing Date; provided, however, Buyer shall not be obligated to sue any Tenants or exercise any legal remedies under the Leases or to incur any expense over and above its own regular collection expenses. All payments collected from Tenants after the Closing Date shall first be applied to the month in which the Closing occurs, then to any rent due to Buyer for the period after the Closing Date through the month in which such payment was made, and finally to any rent due to Seller for the period prior to Closing Date; provided, however, notwithstanding the foregoing, if Seller collects any payments from Tenants after the Closing Date through its own collection efforts and the Tenants indicate that such payment is specifically for past-due amounts owed to Seller, Seller may first apply such payments to rent due Seller for the period prior to the Closing Date. Subject to this subsection, if Seller receives any payment from a Tenant for rent due and payable for any period from and after the Closing Date, then Seller agrees to promptly endorse and forward such un-cashed check or payment to Buyer no later than the next business day.
               (c) CAM Expenses. To the extent that Tenants are reimbursing the landlord for common area maintenance and other operating expenses (collectively, “CAM Charge(s)”), CAM Charges shall be prorated at Closing and again subsequent to Closing, as of the Closing Date on a lease-by-lease basis with each Party being entitled to receive a portion of the CAM Charges payable under each Lease for the CAM Lease Year (as defined below) in which Closing occurs, which portion shall be equal to the actual CAM Charges incurred during the Party’s respective periods of ownership of the Property during the CAM Lease Year. As used herein, the term “CAM Lease Year” means the twelve (12) month period as to which annual CAM Charges are owed under each Lease. Five (5) days prior to the Closing Date Seller

11

shall submit to Buyer an itemization of its actual CAM Charge expenses through such date and the amount of CAM Charges received by Seller as of such date, together with an estimate of CAM Charges to be incurred to, but not including, the Closing Date. In the event that Seller has received CAM Charge payments in excess of its actual CAM Charge expenses, Buyer shall be entitled to receive a credit against the Purchase Price for the excess. In the event that Seller has received CAM Charge payments less than its actual CAM Charge expenses, to the extent that the Leases provide for a “true up” at the end of the CAM Lease Year, Seller shall be entitled to receive any deficit but only after Buyer has received any true up payment from the Tenant. Upon receipt by either Party of any CAM Charge true up payment from a Tenant, the Party receiving the same shall provide to the other Party its allocable share of the “true up” payment within five (5) days of the receipt thereof.
                    To assist Buyer in preparing “true up” reconciliation at the end of the CAM Lease Year, Seller shall deliver to Buyer records of all of Seller’s CAM Charge expenditures at the Closing for the CAM Lease Year in question.
               (d) Operating Expenses. All operating expenses (including all charges under the Assigned Contracts and agreements assumed by Buyer) shall be prorated, and as to each service provider, operating expenses payable or paid to such service provider in respect to the billing period of such service provider in which the Closing occurs (the “Current Billing Period”), shall be prorated on a per diem basis based upon the number of days in the Current Billing Period prior to the Close Date and the number of days in the Current Billing Period from and after the Closing Date, and assuming that all charges are incurred uniformly during the Current Billing Period. If actual bills for the Current Billing Period are unavailable as of the Closing Date, then such proration shall be made on an estimated basis based upon the most recently issued bills, subject to readjustment upon receipt of actual bills.
               (e) Security Deposits; Prepaid Rents. All deposits, including, without limitation, all prepaid rentals, damage, and other tenant charges and security deposits (including any portion thereof which may be designated as prepaid rent) under Leases, if and to the extent that such deposits are in Seller’s actual possession or control and have not been otherwise applied by Seller to any obligations of any Tenants under the Leases and any interest earned thereon which by law or the terms of the Leases could be required to be paid or refunded to Tenants, shall be assigned to Buyer and either delivered to Buyer or, at Buyer’s option, credited to Buyer against the Purchase Price, and upon the Closing Date, Buyer shall assume full responsibility for all security deposits to be refunded to the Tenants under the Leases (to the extent the same are required to be refunded by the terms of such Leases or applicable). To the extent that any free rent, abatements or other unexpired concessions under any Leases (collectively, “Abatements”) apply to any period after the Closing Date, Buyer shall be entitled to a credit against the Purchase Price for the amount of any such Abatements. In the event that any security deposits are in a form other than cash (the instrument constituting such security deposits shall be known as, the “Non-Cash Security Deposits”), Seller will, at Closing cause Buyer to be named as beneficiary under the Non-Cash Security Deposits. Buyer will not receive a credit against the Purchase Price for such security deposits. In the event that Buyer cannot be named the beneficiary under the Non-Cash Security Deposits as of the Closing Date, a cash escrow equal to the amount of the Non-Cash Security Deposit will be established at the Closing until the Non-Cash Security Deposits are reissued in Buyer’s name. Prior to such time of

12

reissue, Buyer shall be entitled to draw from such cash escrow in the event the terms of the relevant lease entitle Buyer, as landlord, to draw on the Non-Cash Security Deposit.
               (f) Leasing Costs. Seller shall receive a credit at the Closing for all leasing costs, including tenant improvement costs and allowances, and its pro-rata leasing commissions, previously paid by Seller in connection with any Lease or modification to an existing Lease which was entered into after the Effective Date and which is approved or deemed approved by Buyer pursuant to this Agreement, which approval included approval of the tenant improvement costs. Seller’s pro-rata share shall be equal to a fraction which has as its numerator the number of months left in the base term of the Lease after the Closing Date and which has as its denominator the number of months in the base term of the Lease. Seller shall pay for all tenant improvement allowances and leasing commissions with respect to the premises leased as of the Effective Date by the Tenants pursuant to the Leases in effect as of the Effective Date, to the extent that such tenant improvement allowances and leasing commissions are unpaid as of the Closing Date.
               (g) Existing Loan Interest. The monthly interest due under the Existing Loan shall be prorated on the basis that Seller is responsible for all such interest accruing from the first day of the month in which Closing of the purchase and sale of the Property occurs through the day preceding the Closing Date. Buyer is responsible for all such interest accruing from the Closing Date through the last day of the month of the Closing Date.
               (h) Existing Loan Reserves. Seller shall receive a credit for escrow and reserve balances under the Existing Loan.
               (i) Water and Sewer Charges. Water and sewer charges for the Property shall be apportioned as of the date of the Closing.
          6.7.2. Calculation; Reproration. Seller shall prepare and deliver to Buyer no later than three (3) business days prior to the Closing Date an estimated closing statement which shall set forth all costs payable, and the prorations and credits provided for in this Agreement and to the extent Seller does not timely deliver the estimated closing statement to Buyer, Buyer shall have the right, but not the obligation, to extend the Closing Date by the number of days Seller is delinquent in delivering such estimated closing statement to Buyer. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and adjusted when the information is available in accordance with this subsection. The Parties shall attempt in good faith to reconcile any differences or disputes regarding such estimated closing statement no later than one (1) business day before the Closing Date. The estimated closing statement as adjusted as aforesaid and approved in writing by the Parties (which shall not be withheld if prepared in accordance with this Agreement) shall be referred to herein as the “Closing Statement”. If the prorations and credits made under the Closing Statement shall prove to be incorrect or incomplete for any reason, then either Party shall be entitled to an adjustment to correct the same; provided, however, that any adjustment shall be made, if at all, within ninety (90) days after the Closing Date (except with respect to CAM Charges, taxes and assessments, in which case such adjustment shall be made within ninety (90) days after the information necessary to perform such adjustment becomes available and is provided to all Parties), and if a Party fails to request an adjustment to the Closing Statement by a

13

written notice delivered to the other Party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Closing Statement that such Party desires to adjust and the reasons for such adjustment), then the prorations and credits set forth in the Closing Statement shall be binding and conclusive against such Party.
          6.7.3. Items Not Prorated. Seller and Buyer agree that (a) none of the insurance policies relating to the Property will be assigned to Buyer and Buyer shall be responsible for arranging for its own insurance as of the Closing Date; and (b) utilities, including telephone, electricity, water and sewer (if water and sewer charges are included in the property tax bills) and gas, shall be read on the Closing Date and Buyer shall be responsible for all the necessary actions needed to arrange for utilities to be transferred to the name of Buyer on the Closing Date, including the posting of any required deposits and Seller shall be entitled to recover and retain from the providers of such utilities any refunds or overpayments to the extent applicable to the period prior to the Closing Date, and any utility deposits which it or its predecessors may have posted. Accordingly, there will be no prorations for debt service, insurance or utilities. In the event a meter reading is unavailable for any particular utility, such utility shall be prorated in the manner provided in Section 6.7.2 above.
          6.7.4. Indemnification. Buyer and Seller shall each indemnify, protect, defend and hold the other harmless from and against any claim in any way arising from the matters for which the other receives a credit or otherwise assumes responsibility pursuant to this Section 6.7.
          6.7.5. Survival. This Section 6.7 shall survive the Closing.
     6.8. Duties of Escrow Holder. Escrow Holder shall undertake the following at or promptly after Closing:
          6.8.1. If necessary, Escrow Holder is authorized and instructed to insert the Closing Date as the effective date of any documents conveying interests herein or which are to become operative as of the Closing Date;
          6.8.2. Cause the Deed and any other recordable instruments which the Parties so direct to be recorded in the Official Records of the Recorder of the County in which the Property is located. If permitted by applicable law, Escrow Holder is hereby instructed not to affix the amount of the documentary transfer tax on the face of the Deed, but to pay on the basis of a separate affidavit of Seller not made a part of the public record;
          6.8.3. Cause each non-recorded document to be delivered to the Party acquiring rights thereunder, or for whose benefit such document was obtained, unless there are sufficient fully executed counterparts so that each Party executing the same can receive its own fully executed counterpart;
          6.8.4. Deliver the Title Policy to Buyer as soon as practicable;
          6.8.5. Deliver to Seller the Purchase Price, as adjusted by the prorations and adjustments provided for in this Agreement, and such other funds, if any, as may be due to Seller by reason of credits under this Agreement; and

14

          6.8.6. Comply with all applicable federal, state and local reporting and withholding requirements relating to the close of the transactions contemplated herein. Without limiting the generality of the foregoing, to the extent the transactions contemplated by this Agreement involve a real estate transaction within the purview of Section 6045 of the Internal Revenue Code, Escrow Holder shall have sole responsibility to comply with the requirements of Section 6045 of the Internal Revenue Code (and any similar requirements imposed by state or local law). For purposes hereof, Seller’s tax identification number is 16-1534758. Escrow Holder shall defend, indemnify and hold Buyer, Seller and their counsel free and harmless from and against any and all liability, claims, demands, damages and costs, including reasonable attorneys’ fees and other litigation expenses, arising or resulting from the failure or refusal of Escrow Holder to comply with such reporting requirements.
7. Seller Representations, Warranties, and Covenants.
     7.1. Representations and Warranties. Seller hereby represents and warrants as of the date hereof and as of the Closing Date to Buyer as follows:
          7.1.1. Organization and Authorization. Seller is a limited liability company duly formed and validly existing under the laws of the State of New York. Seller has full power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, agreement or instrument to which Seller is a Party or otherwise bound. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.
          7.1.2. No Conflicting Agreements. The execution and delivery by Seller of, and the performance of and compliance by Seller with, the terms and provisions of this Agreement, do not (a) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, Seller’s limited liability company agreement, or any other agreement or instrument to which Seller is a Party or by which all or any part of the Property is bound, (b) violate any restriction, requirement, covenant or condition to which all or any part of the Property is bound, (c) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance or rule applicable to Seller or the Property, (d) constitute a violation of any judgment, decree or order applicable to Seller or specifically applicable to the Property, or (e) require the consent, waiver or approval of any third Party.
          7.1.3. Title. To the best of Seller’s knowledge, Seller has good, marketable and indefeasible title to the Property, subject to the Permitted Exceptions. Except as expressly set forth in the Due Diligence Items, there are no outstanding rights of first refusal rights of first offer, rights of reverter or other similar rights or options relating to the Property or any interest therein. To the best of Seller’s knowledge, there are no unrecorded or undisclosed documents or other matters which affect title to the Property. Subject to the Leases and except as otherwise

15

provided in the Due Diligence Items, Seller has enjoyed the continuous and uninterrupted quiet possession, use and operation of the Property, without material complaint or objection by any person.
          7.1.4. FIRPTA. Seller is not a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code.
          7.1.5. Employees. As of the date of Closing, there shall be no on-site employees of Seller at the Property.
          7.1.6. Litigation. Except as set forth on any schedule of litigation delivered pursuant to Section 4, there are no actions, suits or proceedings pending, or to the best of Seller’s knowledge, threatened against Seller and affecting any portion of the Property, at law or in equity, or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, domestic or foreign.
          7.1.7. Compliance with Laws and Environmental Conditions. Except as expressly set forth in the Due Diligence Items and to the best of Seller’s knowledge, Seller has not received any written notice from any governmental or quasi-governmental authority of any violations of any applicable federal, state or local laws, statutes, rules, regulations, ordinances, orders or requirements (collectively, “Laws”) noted or issued by any governmental authority having jurisdiction over or affecting the Property, including, without limitation, Laws relating to “Hazardous Materials”. For purposes of this Agreement, “Hazardous Materials” are substances defined as: “toxic substances,” “toxic materials,” “hazardous waste,” “hazardous substances,” “pollutants,” or “contaminants” as those terms are defined in the Resource, Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901 et. seq.), the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801 et. seq.), the Toxic Substances Control Act of 1976, as amended (15 U.S.C. § 2601 et. seq.), the Clean Air Act, as amended (42 U.S.C. § 1251 et. seq.) and any other federal, state or local law, statute, ordinance, rule, regulation, code, order, approval, policy and authorization relating to health, safety or the environment]; asbestos or asbestos-containing materials; lead or lead-containing materials; oils; petroleum-derived compounds; pesticides; or polychlorinated biphenyls. To the best of Seller’s knowledge, no part of the Property has been previously used by Seller, for the storage, manufacture or disposal of Hazardous Materials, except as may be disclosed in the Due Diligence Items.
          7.1.8. Unpaid Claims. There are no unpaid bills, claims, or liens in connection with any construction or repair of the Property except for those that will be paid in the ordinary course of business prior to the Closing Date or which have been bonded over or the payment of which has otherwise been adequately provided for.
          7.1.9. Leases. The Rent Roll and Delinquency Report provided to Buyer pursuant to Section 4, as updated pursuant to Section 6.3.5, are true, correct, and complete as of the date prepared. Seller has or will, pursuant to Section 4, deliver to Buyer true, accurate and complete copies of all of the Leases and, to the best of Seller’s knowledge, there are no leases, subleases, licenses, occupancies or tenancies in effect pertaining to any portion of the Property,

16

and no persons, tenants or entities occupy space in the Property, except as stated on the most current Rent Roll. To the best of Seller’s knowledge, there are no rights to renew, extend or terminate the Leases or expand any Lease premises, except as shown in the Rent Roll, the Leases and the Due Diligence Items. To the best of Seller’s knowledge and except as expressly set forth in the Leases and Due Diligence Items, no brokerage commission or similar fee is due or unpaid by Seller with respect to any Lease, and there are no written or oral agreements that will obligate Buyer, as Seller’s assignee, to pay any such commission or fee under any Lease or extension, expansion or renewal thereof. To the best of Seller’s knowledge, neither Seller nor any Tenant is in material default under its Lease. To the best of Seller’s knowledge, Seller is in full compliance with all of the landlord’s obligations under the Leases. Except as set forth in the Leases and Due Diligence Items, Seller has no obligation to any Tenant under the Leases to further improve such Tenant’s premises or to grant or allow any rent or other concessions. No rent or other payments have been collected in advance for more than one (1) month and no rents or other deposits are held by Seller, except the security deposits described on the Rent Roll and rent for the current month.
          7.1.10. Condemnation Proceedings. To the best of Seller’s knowledge, there are no presently pending or, to the best of Seller’s knowledge, contemplated proceedings to condemn the Property or any part of it.
          7.1.11. Service Contracts. Except for the Leases set forth on Schedule 1.5-1 and the Service Contracts set forth on Schedule 5.2.3, Seller has not entered into any agreements, written or oral, relating to the management, leasing, operation, maintenance and/or improvement of the Property or any portion thereof that would bind Buyer after the Closing Date. To the best of Seller’s knowledge, Seller has not delivered or received any written notice alleging any default in the performance or observance of any of the covenants, conditions or obligations to be kept, observed or performed under any of the Service Contracts to be retained by Buyer post closing. To the best of Seller’s knowledge, Seller has delivered to Buyer a true, correct and complete copy of each of the Service Contracts (including all amendments thereto).
          7.1.12. Personal Property. To the best of Seller’s knowledge, Seller has good title to all the Personal Property and at Closing Seller shall transfer title to the Personal Property to Buyer, free and clear of liens, encumbrances and adverse claims other than the Existing Loan to be assumed.
          7.1.13. Operating Statements. To the best of Seller’s knowledge, the operating statements for the Property furnished to Buyer in connection with or pursuant to this Agreement for years ending 2006, 2007, 2008 and 2009 are true, correct and complete in all material respects.
          7.1.14. Rights. To the best of Seller’s knowledge, Seller has not, except by operation of law, sold, transferred, conveyed, or entered into any agreement regarding “air rights,” “excess floor area ratio,” or other rights or restrictions relating to the Property except as otherwise expressly set forth in the Title Policy or Leases for the Property.
          7.1.15. Due Diligence Items. To the best of Seller’s knowledge, the Due Diligence Items provided to Buyer constitute all of the material documents, information, data, reports or written materials that are related to the items requested on the Due Diligence Items listed on

17

Schedule 4. To the best of Seller’s knowledge, the Due Diligence Items made available to Buyer are true, correct and complete copies of such documents requested. Seller will make its files regarding the Property available for personal inspection; provided however, only the items listed on Schedule 4 shall be deemed Due Diligence Items for the purposes of this Agreement. Buyer has requested that the Due Diligence Items be scanned and placed on a website for ease of accessibility. Seller is not responsible for missing pages in those documents that may have occurred as an administrative error and is relying on Buyer to advise if a document page is missing. Seller makes no representation or warranty with respect to the content or accuracy of documents or reports prepared by third parties and Seller’s representations and warranties with respect to such reports are based upon Seller’s assumption of their accuracy.
          7.1.16. Patriot Act Compliance. To the extent applicable to Seller, Seller has complied in all material respects with the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, which comprises Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and the regulations promulgated thereunder, and the rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), to the extent such Laws are applicable to Seller. To the best of Seller’s knowledge, Seller is not included on the List of Specially Designated Nationals and Blocked Persons maintained by the OFAC, or is a resident in, or organized or chartered under the laws of, (A) a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns or (B) any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.
          7.1.17. Completion Obligations. To the best of Seller’s knowledge, except as set forth on the attached Schedule 7.1.21 and in the Leases or Due Diligence Items on the Closing Date, there will be no outstanding written or oral contract made for any improvements, including capital improvements, to the spaces covered by the Leases, to the Property, or for offsite improvements related to the Property, which have not been fully completed and paid for or a credit given to Buyer at Closing in the amount sufficient complete the improvement.
          7.1.18. Existing Loan. The Existing Loan is in full force and effect and Seller has received no written notice of any default thereunder. The documents listed on Exhibit I are all of the Existing Loan Documents. All interest and other payments required under the Existing Loan have been paid through the date currently due. To the best of Seller’s knowledge, there is no default by Seller (except to the extent a default is caused solely by the death of Donald Led Duke) or, to Seller’s knowledge, Lender.
     7.2. Survival. The foregoing representations and warranties of Seller set forth in this Article 7 are made by Seller as of the date hereof and again as of the Closing Date, shall survive the Closing for a period of nine (9) months and shall not be merged as of the Closing Date hereunder.

18

     7.3. Covenants of Seller. Seller hereby covenants from and after the Effective Date and through the Closing Date as follows:
          7.3.1. Seller Insurance. To cause to be in force fire and extended coverage insurance upon the Property, and public liability insurance with respect to damage or injury to persons or property occurring on the Property in at least such amounts, and with the same deductibles, as are maintained by Seller on the date hereof.
          7.3.2. Maintenance. To maintain any building constituting an Improvement on the Property in the same physical condition as it was at the date of Buyer’s inspection, reasonable wear and tear and casualty excepted, and to perform all normal maintenance from and after the Effective Date in the same fashion as prior to the Effective Date.
          7.3.3. Leasing. To not enter into any new Lease with respect to the Property, without Buyer’s prior written consent. The exercise of a mandatory renewal option, shall not be considered a new lease. To the extent specifically disclosed to and approved by Buyer in connection with any request for approval, any brokerage commission and the cost of tenant improvements or other allowances payable with respect to a new Lease shall be prorated between Buyer and Seller in accordance with their respective periods of ownership as it bears to the primary term of the new Lease. Further, Seller will not modify or cancel any existing Lease covering space in the Property without first obtaining the written consent of Buyer. Buyer shall have five (5) business days following receipt of a request for any consent pursuant to this Section 7.3.3 in which to approve or disapprove of any new Lease or any modification or cancellation of any existing Lease. Failure to respond in writing within said time period shall be deemed to be an approval. Seller’s execution of a new lease or modification or cancellation of an existing Lease following Buyer’s refusal to consent thereto shall constitute a default hereunder.
               Before the expiration of the Due Diligence Period, Buyer may not unreasonably withhold, condition or delay its consent under this Section 7.3.3; after expiration of the Due Diligence Period, Buyer shall have sole discretion in all such matters. In the event of a default under this Agreement by Buyer, Buyer shall have no further consent rights regarding new leases or modification of existing Leases.
               In the event that Seller enters into any new Lease with respect to the Property that (i) was entered into by Seller in accordance with this Section 7.3.3, and (ii) was not included in the Argus run dated September 22, 2010 delivered to Buyer prior to the Effective Date, then Buyer agrees to pay to the Seller, at Closing, (a) the tenant improvement allowance set forth in such new lease to complete landlord’s work in connection therewith, not to exceed of $20.00 per rentable square foot, and (b) a 4% leasing commission based upon the total annual rent for the term of the new Lease.
          7.3.4. Liens. To not sell, assign, or convey any right, title, or interest whatsoever in or to the Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Property (other than the Permitted Exceptions).
          7.3.5. Agreements. To not, without Buyer’s written approval, (a) amend or waive any right under any Assigned Contract, or (b) enter into any service, operating or maintenance

19

agreement affecting the Property that would survive the Closing except for such agreements that may be cancelled or terminated by Seller, without penalty, by notice of thirty (30) days or less.
          7.3.6. Obligations. To fully and timely comply with all obligations to be performed by it under all of the Leases, Service Contracts, Permits, Warranties licenses, approvals and laws, regulations and orders applicable to the Property.
          7.3.7. Rent Roll. To provide Buyer with monthly rent rolls containing the same information in its Rent Roll delivered pursuant to Section 4.
          7.3.8. Notices. To provide Buyer with copies of (a) any default letters sent to or received from Tenants and, (b) any copies of correspondence received from a Tenant that it is discontinuing operations at the Property or seeking to re-negotiate its lease and (c) notices of bankruptcy filings received with respect to any Tenant.
          7.3.9. Estoppels. To use reasonably commercial efforts to obtain estoppel certificates required under this Agreement on the form provided by Buyer.
          7.3.10. Operations. To operate the Property from and after the date hereof in substantially the same manner as prior thereto.
          7.3.11. Tenant Insurance Certificates. To deliver to Buyer copies of Tenant insurance certificates, prior to the Closing Date.
          7.3.12. Terminated Contracts. To terminate the Terminated Contracts as of the Closing Date.
          Except with respect to Sections 7.3.2, 7.3.7, 7.3.9, 7.3.10 and 7.3.11, the provisions of this Section 7.3 shall survive the Closing for a period of nine (9) months. For purposes of this Agreement, “to the best of Seller’s knowledge” means the knowledge of (i) Joseph R. Nicolla, and (ii) Columbia Management Group, each with the duty of inquiry on the part of Seller or such individuals.
8. Buyer Representations and Warranties. Buyer hereby represents and warrants to Seller as of the date hereof that:
          8.1.1. Organization and Authorization. Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Buyer has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.
          8.1.2. No Conflicting Agreements. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or

20

constitute a default under, any indenture, agreement or instrument to which Buyer is a Party or otherwise bound.
          8.1.3. Patriot Act Compliance. To the extent applicable to Buyer, Buyer has complied in all material respects with the Patriot Act and the regulations promulgated thereunder, and the rules and regulations administered by OFAC, to the extent such Laws are applicable to Buyer. Buyer is not included on the List of Specially Designated Nationals and Blocked Persons maintained by the OFAC, or is a resident in, or organized or chartered under the laws of, (A) a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns or (B) any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.
          8.1.4. Buyer does not have any knowledge of any pending or threatened actions or proceedings before any court or administrative agency which will materially adversely affect the ability of Buyer to perform its obligations under this Agreement.
9. Conditions Precedent to Closing.
     9.1. Conditions Precedent. The obligation of Buyer to purchase the Property pursuant to this Agreement shall, at the option of Buyer, be subject to the fulfillment, on or before the Closing Date, of all of the conditions set forth in this Section 9.1 (“Buyer’s Closing Conditions”), any or all of which may be waived by Buyer in its sole and absolute discretion:
          9.1.1. Representations, Warranties and Covenants. All of the representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and Seller shall have fully complied with all of Seller’s duties and obligations contained in this Agreement.
          9.1.2. Title. There shall be no change in the matters reflected in the title documents, and there shall not exist any encumbrance or title defect affecting the Property not described in the title documents except for the Permitted Exceptions or matters to be satisfied as of the Closing Date.
          9.1.3. Title Policy. On the Closing Date, the Title Insurance Company shall be unconditionally obligated and prepared, subject to the payment of the applicable title insurance premium and other related charges, to issue to Buyer the Title Policy.
          9.1.4. Management Agreements. Unless Seller receives notice from Buyer at least thirty (30) days prior to the Closing, any management agreement affecting the Property shall be terminated by Seller and any and all termination fees incurred as a result thereof shall be the sole obligation of Seller.

21

          9.1.5. Major Tenants. No Major Tenant shall be in default under its Lease after any applicable grace period nor shall a Major Tenant filed bankruptcy or sought any similar debtor protective measure or be the subject of an involuntary bankruptcy.
          9.1.6. Estoppels. Buyer shall have received from Seller, no later than ten (10) days prior to the Closing, estoppel certificates from (a) all Tenants occupying 5,000 (based on a per suite or cumulative basis) rentable square feet or more (each, a “Major Tenant”), (b) other Tenants sufficient so that Seller has delivered estoppel certificates from Tenants representing, in the aggregate, at least seventy-five percent (75%) of the occupied square footage of the Property (including the Major Tenants), and (c) from any party or declarant to a reciprocal easement agreement, easement agreement, declaration of covenants, conditions or restrictions other similar agreement affecting the Property, so long as (i) Buyer has a reasonable basis for requesting such estoppel, (ii) Buyer has provided written notice to Seller of such request prior to the expiration of the Due Diligence Period and (iii) such estoppels are limited in scope to monetary obligations due and payable by Seller. In all cases, the estoppels shall be on forms provided by (or otherwise reasonably approved by) Buyer dated no earlier than thirty (30) days prior to the Closing Date. The matters certified in the estoppel certificates and any modifications to the estoppel certificate forms shall be subject to Buyer’s reasonable approval. Buyer shall notify Seller within three (3) days before the Closing Date of Buyer’s approval or disapproval and the basis of such disapproval, if disapproved. If Buyer disapproves of any estoppel certificate, and Seller is unable to deliver, in Buyer’s good faith business judgment, a reasonably acceptable estoppel certificate prior to the Closing Date, Buyer shall have the right to terminate this Agreement and to obtain a refund of the Deposit without any further action required by any Party, and neither Party shall have any further obligation to the other.
          9.1.7. Non-Cash Security Deposits. All Non-Cash Security Deposits, if any, must be reissued in Buyer’s name as of the Closing or else a cash escrow equal to all Non-Cash Security Deposits must be established at the Closing until all Non-Cash Security Deposits are reissued in Buyer’s name. Prior to such time as all Non-Cash Security Deposits are reissued, Buyer shall be entitled to draw from such cash escrow in the event the terms of the relevant lease entitle Buyer, as landlord, to draw on the Non-Cash Security Deposits. The provisions of this Section 9.1.7 shall survive the Closing.
          9.1.8. Bankruptcy. As of the Closing Date, Seller shall not have commenced (within the meaning of any Bankruptcy Law) a voluntary case, nor shall there have been commenced against Seller an involuntary case, nor shall Seller have consented to the appointment of a Custodian of it or for all or any substantial part of its property, nor shall a court of competent jurisdiction have entered an order or decree under any Bankruptcy Law that is for relief against Seller in an involuntary case or appoints a Custodian of Seller for all or any substantial part of its property. The term “Bankruptcy Law” means Title 11, U.S. Code, or any similar state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
          9.1.9. Loan Assumption. On the Closing Date, Seller shall assign, and Buyer shall assume, all of Seller’s right, title and interest in, and all of Seller’s obligations and liabilities under, the Existing Loan Documents in the form of a loan assumption or transfer (“Loan Assignment”) pursuant to the Loan Assumption Agreement. Seller and Buyer hereby

22

acknowledge and agree that the Loan Assignment and Loan Assumption Agreement are subject to Lender’s approval. The date Lender approves of the Loan Assignment and executes and provides the Loan Assumption Agreement to Buyer shall be known as the “Loan Approval Date.” Buyer and Seller shall reasonably cooperate with each other and Lender in expediting the approval of the Loan Assignment and Loan Assumption Agreement. Buyer shall promptly furnish all information and shall cooperate with Seller in Seller’s direct communication with Lender. Buyer shall pay any (i) processing fees and expenses, (ii) application fees, (iii) Lender’s attorney fees and (iv) assumption fee imposed by Lender (up to 0% of the unpaid principal balance of the Existing Loan as of the Closing Date (the “Buyer Assumption Fee Cap”) and Seller shall be obligated to pay any amounts in excess of the Buyer Assumption Fee Cap) when due (collectively, the “Assumption Fees”). This obligation to pay the Assumption Fees shall survive closing or termination of this Agreement. Any deposits, reserves, escrows, holdbacks and/or similar amounts held by Lender in connection with the Existing Loan Documents shall be credited back to Seller at Closing and Buyer shall be responsible for replacing at Closing, such amounts as required by Lender. In connection with the Loan Assignment, the parties will endeavor in good faith to fully negotiate a definitive assignment and assumption agreement in a form and substance satisfactory to Buyer and Lender, which shall include, without limitation, the following (collectively, the “Loan Assumption Agreement”):
               (a) The consent and agreement of Lender to: (i) the conveyance of the Property by Seller to Buyer, (ii) an assumption by Buyer of all obligations and liabilities of Seller under or with respect to the Existing Loan that relate to events that occur on or after the Closing Date, (iii) a release of Seller and Seller’s principals from all obligations and liabilities with respect to the Existing Loan that relate to events that occur on or after the Closing Date, (iv) limit Buyer’s assumption of Seller’s obligations and liabilities to the period from and after the Closing Date, (v) Seller’s assignment to Buyer, and Buyer’s acceptance and assumption, of any escrowed sums; and (vi) the deletion of any “cross default”, “cross-collateralization” or other provision that is unacceptable to Buyer in Buyer’s sole and absolute discretion; and
               (b) An estoppel from Lender stating (i) that the Existing Loan Documents listed on Exhibit I constitute all of the documents that evidence, secure or relate to the Existing Loan and such Schedule shall also be attached to the Loan Assumption Agreement, (ii) that Lender is the owner and holder of the Existing Loan Documents, (iii) that there is no uncured breach or default by Seller nor any event or circumstance that may result in a default under the Existing Loan Documents (except to the extent a default is caused solely by the death of Donald Led Duke), (iv) the unpaid principal balance on the Existing Loan as of the Closing Date (which is estimated to be approximately $2,015,711.00) and the date through which all payments due under the Existing Loan Documents have been paid, (v) the amount of all escrowed sums as of the Closing Date, (vi) that there are no overdue installments of interest or principal under the Existing Loan Documents, and (vii) that the Existing Loan Documents are in full force and effect; provided, however, to the extent Lender fails to provide any of the foregoing, Seller agrees to provide an estoppel certificate containing such information limited in scope to Seller’s actual knowledge.
               (c) In the event that Lender refuses to limit Buyer’s assumption of Seller’s obligations and liabilities to the period from and after the Closing, and notifies Buyer of such refusal, Buyer shall have the right to terminate this Agreement by delivery of written notice

23

of termination on or before the Closing Date. In the event that Lender refuses to release Seller and Seller’s principals from all obligations and liabilities with respect to the Existing Loan that relate to events that occur after the Closing Date, then Seller shall have the right to terminate this Agreement by delivery of written notice to Buyer on or before the Closing Date.
          Buyer shall submit a complete loan assumption application within three (3) days of the Effective Date.
          9.1.10. Existing Loan Documents. The form and substance of the Existing Loan Documents to be assumed by Buyer on the Closing Date are in the same form as the Existing Loan Documents existing on the Effective Date.
     9.2. Effect of Failure. If Buyer notifies Seller of a failure to satisfy the conditions precedent set forth in this Article 9, Seller may, within five (5) days after receipt of Buyer’s notice, agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided (a) Seller so satisfies such condition and (b) no such right to cure shall extend the Closing. If Seller fails to agree to cure or fails to cure such condition by the Closing Date, this Agreement shall be automatically terminated, the Deposit shall be returned to Buyer without any further action required from either Party.
10. Damage or Destruction. In the event that the Property should be damaged or destroyed by fire or any other casualty prior to the Closing Date, then Seller shall promptly provide Buyer with written notice of such casualty. If the cost of repairing such damage, as estimated by an architect or contractor retained pursuant to the mutual agreement of the Parties (the “Cost of Repairs”), is (a) less than One Hundred Thousand Dollars ($100,000), then the Closing shall proceed as scheduled and (i) Seller shall cause all collected insurance proceeds, plus the cash amount of all associated deductibles, to be paid over to Buyer (or credited against the Purchase Price) at Closing (subject to the terms of the Existing Loan Documents), (ii) Seller shall assign to Buyer all right, title and interest in and to all claims and proceeds Seller may have with respect to all policies of insurance relating to the Property at Closing, and (iii) Seller shall pay over to Buyer all insurance proceeds collected after the Closing by Seller promptly upon receipt thereof; or (b) greater than One Hundred Thousand Dollars ($100,000), then Buyer may in its discretion either (i) elect to terminate this Agreement, in which case the Deposit shall be returned to Buyer without any further action required from either Party, Buyer and Seller shall each be liable for one-half of any escrow fees or charges and neither Party shall have any further obligation to the other or (ii) proceed as scheduled and (i) Seller shall cause all collected insurance proceeds, plus the cash amount of all associated deductibles, to be paid over to Buyer (or credited against the Purchase Price) at Closing (subject to the terms of the Existing Loan Documents), (ii) Seller shall assign to Buyer all right, title and interest in and to all claims and proceeds Seller may have with respect to all policies of insurance relating to the Property at Closing, and (iii) Seller shall pay over to Buyer all insurance proceeds collected after the Closing by Seller promptly upon receipt thereof. In the event that the casualty is uninsured, Buyer may terminate this Agreement unless Buyer receives a credit against the Purchase Price equal to the Cost of Repairs. The foregoing notwithstanding, in the event any casualty results in the cancellation of any Lease, Buyer shall have the option to terminate this Agreement without regard to the Cost of Repairs. Any notice required to terminate this Agreement pursuant to this Section shall be delivered no later than

24

thirty (30) days following Buyer’s receipt of Seller’s notice of such casualty. The provisions of this Section shall survive the Closing.
11. Eminent Domain. If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer, would render the Property unacceptable to Buyer or unsuitable for Buyer’s intended use, Buyer shall have the right, by giving written notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall automatically terminate, the Deposit shall be returned to Buyer without any further action required from either Party, Buyer and Seller shall each be liable for one-half of any escrow fees or charges and neither Party shall have any continuing obligations hereunder. If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of less than a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, the condemnation award (or, if not theretofore received, the right to receive such portion of the award) payable on account of the taking shall be assigned, or paid to, Buyer (subject to the rights of the lender under the Existing Loan). Seller shall give written notice to Buyer within three (3) business days after Seller’s receiving written notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property. The foregoing notwithstanding, in the event the taking results in the cancellation any Lease, Buyer shall have the option to terminate this Agreement by giving written notice to Seller within 30 days after Seller gives notice of the commencement of such proceedings to Buyer. The provisions of this Section shall survive the Closing.
12. Notices. All notices, demands, or other communications of any type given by any Party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Section. All notices shall be in writing and delivered to the person to whom the notice is directed, either (a) in person, (b) by United States Mail, as a registered or certified item, return receipt requested, (c) by email transmission (with confirmation by a nationally recognized overnight delivery service), or (d) by a nationally recognized overnight delivery service. Notices transmitted to the then designated facsimile number of the Party intended to be given notice shall be deemed received upon electronic verification of receipt by the sending machine, notices sent by a nationally recognized overnight delivery service shall be deemed received on the next business day and notices delivered by certified or registered mail shall be deemed delivered three (3) days following posting. Notices shall be given to the following addresses:

Seller:	The Columbia Development Group
302 Washington Avenue Extension
Albany, New York 12203
Attention: Joseph R. Nicolla
Telephone: 518-862-9133 (ext. 4502)
Facsimile: 518-862-9443
Email: jnicolla@aol.com

25

With Required Copy to:	Debra Lambek, Esq.
Segel Goldman Mazzotta & Siegel, P.C.
9 Washington Square
Albany, New York 12203
Telephone: 518-452-0941
Facsimile: 518-452-0417
Email: debra@sgmalbany.com

Buyer:	HTA — 1092 Madison, LLC
16435 North Scottsdale Road, Suite 320
Scottsdale, Arizona 85254
Attention: Mark D. Engstrom
Telephone: (480) 998-3478
Facsimile: (480) 991-0755
E-mail: markengstrom@htareit.com

With Required Copy to:	Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, California 90067
Attention: John F. Nicholson, Esq.
Telephone: (310) 277-4222
Facsimile: (310) 277-7889
E-mail: jnicholson@coxcastle.com

If to Escrow Holder:	First American Title Insurance Company
777 South Figueroa Street, Suite 400
Los Angeles, California 90017
Attention: Barbara Laffer
Telephone: (213) 271-1702
Facsimile: (818) 450-0134

Title Company:	First American Title Insurance Company
777 South Figueroa Street, Suite 400
Los Angeles, California 90017
Attention: Barbara Laffer
Telephone: (213) 271-1702
Facsimile: (818) 450-0134

26

13. Remedies.
     13.1. Seller Default. If Seller fails to close the purchase of the Property due to a Seller default, Buyer may, as its sole and exclusive remedy hereunder, elect one of the following remedies, at Buyer’s sole election: (i) terminate this Agreement by written notice to Seller and Escrow Holder, and upon receipt of such notice of termination, Escrow Holder shall promptly refund the Deposit to Buyer and Seller shall reimburse Buyer for its reasonable out-of-pocket costs up to a maximum amount of Seventy-Five Thousand and No/100 Dollars ($75,000.00) (which costs must be substantiated by invoices); or (ii) commence an action or proceeding for specific performance. The provisions of this Section 13.1 shall survive the Closing or termination of this Agreement.
     13.2. Buyer Default. In the event the sale of the Property is not consummated solely because of a default under this Agreement on the part of Buyer following notice to Buyer and seven (7) days thereafter during which period Buyer may cure the default, Seller may declare this Agreement terminated, in which case, the Deposit shall be paid to and retained by Seller as liquidated damages. The Parties have agreed that Seller’s actual damages, in the event the sale of the Property is not consummated solely because of a default by Buyer, would be extremely difficult or impracticable to determine. Therefore, the Parties acknowledge that the Deposit has been agreed upon, after negotiation, as the Parties’ reasonable estimate of Seller’s damages and as Seller’s sole and exclusive remedy against Buyer, at law or in equity, in the event the sale of the Property is not consummated solely because of a default under this Agreement on the Party of Buyer and each Party shall thereupon be relieved of all further obligations and liabilities, except any which survive termination. The foregoing notwithstanding, no right to cure shall extend the Closing. The provisions of this Section 13.2 shall survive the Closing or termination of this Agreement.
14. [INTENTIONALLY DELETED].
15. Assignment. Seller shall not assign any of its right, title, claim or interest in, to or under this Agreement. Buyer may assign any or all of its rights and obligations under this Agreement upon notice to the Seller, to any one or more persons or entities affiliated with the Buyer and specifically created by the Buyer for the purchase of the Property; provided, however, that absent the express agreement of Seller, no such assignment shall release Buyer from its liabilities hereunder.
16. Interpretation and Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State where the Property is located. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms “successors and assigns” shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any Party hereto.
17. Amendment. This Agreement may not be modified or amended, except by an agreement in writing signed by the Parties. The Parties may waive any of the conditions contained herein or any of the obligations of the other Party hereunder, but any such waiver shall be effective only if in writing and signed by the Party waiving such conditions and obligations.

27

18. Attorneys’ Fees. In the event a court action arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, the prevailing party in such action shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and reasonable attorneys and expert witness fees. In addition to the foregoing award of costs and fees, the prevailing party shall also be entitled to recover its reasonable attorneys’ fees incurred in any post judgment proceedings to collect or enforce any judgment. The provisions of this Section 18 shall survive the Closing or termination of this Agreement.
19. Entire Agreement . This Agreement, including all Exhibits and Schedules attached hereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the Parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the Parties hereto nor shall affect or be effective to interpret, change, or restrict the provisions of this Agreement.
20. Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the Parties.
21. Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, except that if such last day falls upon a Saturday, Sunday, or legal holiday under the Federal law or laws of the State(s) where the Property is located, then such period shall run until the end of the next day that is neither a Saturday, Sunday, or legal holiday under Federal law or the laws of the State(s) where the Property is located. The last day of any period of time described herein shall be deemed to end at 11:59 p.m. New York time.
22. Real Estate Commission. Seller and Buyer each represent and warrant to the other that neither Seller nor Buyer has contacted or entered into any agreement with any real estate broker, agent, finder or any other Party in connection with this transaction, and that neither Party has taken any action which would result in any real estate broker’s, finder’s or other fees or commissions being due and payable to any Party with respect to the transaction contemplated hereby, except that Seller will pay a commission to Healthcare Real Estate Capital LLC (“Broker”) under the terms of a separate agreement between Seller and Broker. Such commission amounts shall be payable on the Closing Date from the proceeds of the Purchase Price deposited by Buyer. Each Party hereby indemnifies and agrees to hold the other Party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys’ fees) resulting to the other Party by reason of a breach of the representation and warranty made by such Party in this Section. The provisions of this Section 22 shall survive the Closing or termination of this Agreement.
23. Further Assurances. Each Party will, whenever and as often as it shall be requested to do so by the other Party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all such further conveyances, assignments, approvals,

28

consents and any and all other documents and do any and all other acts as may be necessary to carry out the intent and purpose of this Agreement.
24. Exclusivity. Until the Closing Date or the date that this Agreement is terminated, Seller shall not enter into any contract, or enter into or continue any negotiations, to sell the Property to any person or entity other than Buyer, nor will Seller solicit proposals from, or furnish any non-public information to, any person or entity other than Seller’s agents, attorneys and lenders and Buyer regarding the possible sale of the Property.
25. SEC Filings. Seller acknowledges that it has been advised that Buyer is a subsidiary of a publicly registered company and will be required to make certain filings with the Securities and Exchange Commission (the “SEC Filings”) that relate to the most recent pre-acquisition fiscal year (the “Audited Year”) and the current fiscal year through the date of acquisition (the “Stub Period”) for the Property. To assist Buyer in preparing the SEC Filings, Seller agrees to provide Buyer, at or before the Closing, with the following or provide Buyer with access to all of the following at Seller’s offices: however, if Seller as not prepared any of such items in the normal course of Seller’s business, then Seller shall create such items provided Buyer reimburses Seller for Seller’s reasonable out-of-pocket costs incurred in connection with creating the same: (i) access to bank statements for the Audited Year and Stub Period, (ii) rent roll as of the end of the Audited Year and Stub Period, (iii) operating statements for the Audited Year and Stub Period (iv) access to the general ledger for the Audited Year and Stub Period, (v) cash receipts schedule for each month in the Audited Year and Stub Period, (vi) access to invoices for expenses and capital improvements in the Audited Year and Stub Period, (vii) accounts payable ledger and accrued expense reconciliations in the Audited Year and Stub Period, (viii) check register for the three (3) months following the Audited Year and Stub Period, (ix) the Lease and five (5) year lease schedules, to the extent applicable, (x) copies of all insurance documentation for the Audited Year and Stub Period, (xi) copies of accounts receivable aging as of the end of the Audited Year and Stub Period along with an explanation for all accounts over thirty (30) days past due as of the end of the Audited Year and Stub Period, and (xii) signed representation letter and audit inquiry letter substantially in the forms attached hereto as Exhibit F and Exhibit G, respectively. The provisions of this Section 25 shall survive the Closing.
26. Confidentiality. Neither Party shall make public disclosure with respect to this transaction before Closing except:
               (a) as may be required by law, including without limitation disclosure required under Freedom of Information Act (“FOIA”) request, securities laws, or by the Securities and Exchange Commission, or by the rules of any stock exchange, or in connection with any filing or registration;
               (b) to such attorneys, accountants, present or prospective sources of financing, partners, directors, officers, employees and representatives of either Party or of such Party’s advisors who need to know such information for the purpose of evaluating and consummating the transaction, including the financing of the transaction;
               (c) Buyer may issue one (1) press release (the “Press Release”) upon full execution of this Agreement by all parties announcing the transactions proposed herein

29

including the Purchase Price. Such Press Release shall be in the form customarily used by Buyer;
               (d) Seller has notified Tenants to extent there is right of first refusal and/or any consent is required from the applicable industrial development agency; and
               (e) Seller may notify Tenants in connection with its request for execution of the estoppel certificates.
27. No Option; Binding Effect. The submission of this Agreement for examination and review does not constitute an option to purchase the Property, an offer to sell the Property or an agreement to purchase and sell. This Agreement shall have no binding effect and will only be effective upon Seller’s and Buyer’s execution and mutual receipt of the others executed version of this Agreement. Escrow Holder’s execution of this Agreement shall not be a prerequisite to the effectiveness of this Agreement.
28. No Warranties. Except as otherwise expressly set forth in this Agreement, Seller does not warrant, either expressly or impliedly, the condition or fitness of the Property, including the building(s), fixture(s) or improvement(s), if any, to be conveyed hereunder, or any use as to which any of the foregoing may be put. Any such express or implied warranty being hereby expressly disclaimed and negated. Except as expressly set forth herein or in the documents executed and delivered by Seller to Buyer at the Closing (“Seller’s Closing Documents”), Buyer further acknowledges that: (i) neither Seller, nor any officer, director, member, shareholder, employee, agent, attorney, broker or other representative of Seller, has made any representations or warranties of any kind whatsoever, either express or implied, with respect to the Property; and (ii) Buyer is not relying on any representation, warranty or other statement or covenant, express or implied, of Seller or any officer, director, shareholder, employee, agent, member, attorney, broker of other representative of Seller, with respect to the Property or any component thereof, except as provided in this Agreement.
29. AS-IS. Buyer shall, except as expressly set forth in this Agreement and Seller’s Closing Documents, be deemed to and shall have (i) accepted the Property “As-Is”, in its present condition, including, without limitation, any latent defects not observable or discoverable by inspection, (ii) satisfied itself as to all matters described in Section 28 above and (iii) waived any claim of any kind against Seller, its attorneys, agents and other representatives, its members and their respective heirs, successors, personal representatives and assigns, with respect to the Property. The provisions of this Section 29 shall survive the Closing or termination of this Agreement.
30. Like-Kind Exchange Transaction. Seller and Buyer each acknowledge that the other may engage in a tax-deferred exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, with respect to Buyer’s acquisition and Seller’s disposition of the Property. As an accommodation to each other, Seller and Buyer agree to reasonably cooperate with each other in connection with the Exchange, and hereby consents to the assignment of this Agreement to the qualified intermediary, but only on the condition that (i) the Exchange shall not delay Closing, (ii) the consummation or accomplishment of the Exchange shall not be a condition precedent or condition subsequent to Buyer’s or Seller’s obligations

30

under this Agreement, (iii) neither Seller or Buyer shall have any obligation to take title to any property in connection with the Exchange, (iv) neither Seller nor Buyer shall be required to incur any obligations or liabilities in connection with the Exchange, (v) Buyer and Seller shall not be released of their obligations under this Agreement as a result of the Exchange, (vi) Buyer or Seller, as applicable, shall provide notice to the other of the Exchange at least ten (10) business days prior to the Closing, and (vii) Buyer and Seller shall reimburse the other for all reasonable costs and expenses, if any, incurred in connection with the Exchange. Seller and Buyer shall have no obligation to execute any documents or to undertake any action by which any such party would or might incur any liability or obligation not otherwise provided for in the other provisions of this Agreement. Buyer and Seller shall each indemnify and defend each other and hold each other harmless from and against any and all claims, damages, liabilities, losses, costs and expenses, including, without limitation, attorneys’ fees and costs, arising out of or in any way connected with their Exchange.
31. Management and Leasing Agreement. Buyer agrees that BBL Management LLC shall manage and lease the Property on behalf of Buyer for a term of two (2) years commencing from the date of Closing on the terms set forth in the management agreement attached hereto as Exhibit H.
32. Assumption Fee. In the event that the Loan Assignment shall fail to occur and Buyer is entitled to a return of the Deposit pursuant to the terms of this Agreement, Escrow Holder shall return the Deposit to Buyer, but shall withhold from the Deposit proceeds any unpaid Assumption Fees to which the Lender is entitled, which shall be released and paid to Lender. Notwithstanding the foregoing, in the event that the Loan Assignment shall fail to occur due solely to Seller’s willful and intentional default under the terms of this Agreement, Seller shall have the obligation to pay any unpaid Assumption Fees to Lender, Buyer shall have no further obligation to pay any unpaid Assumption Fees and Escrow Holder shall disburse the full amount of the Deposit to Buyer.
33. Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, it is expressly understood and agreed by and between the Parties that after the Closing: (i) the recourse of Buyer or its successors or assigns against Seller or the Guarantors with respect to the alleged breach by or on the part of Seller of any representation, warranty, covenant, undertaking, indemnity or agreement contained in this Agreement shall be limited to an amount not to exceed Ninety Four Thousand Six Hundred Sixty One and 04/100 Dollars ($94,661.04) in the aggregate, of all recourse of Buyer under this Agreement. This Section 33 shall in no way limit Buyer’s right to pursue specific performance pursuant to Section 13.1.
[Remainder of page intentionally left blank;
signatures begin following page]

31

SIGNATURE PAGE FOR PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
SELLER:
PINSTRIPES, L.L.C.,
a New York limited liability company

By:

Name:

Its:

SIGNATURE PAGE FOR PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
In accordance with Section 2.4, Guarantor is hereby acknowledging this Agreement for the sole purpose of obligating Guarantor to execute and deliver the Guaranty to Buyer at the Closing.
GUARANTOR:
JOSEPH R. NICOLLA

SIGNATURE PAGE FOR PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
In accordance with Section 2.4, Guarantor is hereby acknowledging this Agreement for the sole purpose of obligating Guarantor to execute and deliver the Guaranty to Buyer at the Closing.
SWF, L.P.,
a New York limited partnership

By:

Name:

Its:

SIGNATURE PAGE FOR PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
BUYER:
HTA — 1092 MADISON, LLC
a Delaware limited liability company

By:

Name:

Its:

ESCROW HOLDER:
The undersigned Escrow Holder accepts the foregoing Purchase and Sale Agreement and Joint Escrow Instructions and agrees to act as Escrow Holder under this Agreement in strict accordance with its terms.
FIRST AMERICAN TITLE INSURANCE COMPANY

By:

Name:

Its:

EXHIBIT A
LEGAL DESCRIPTION
ALL THAT TRACT, PIECE OR PARCEL OF LAND with the buildings and improvements thereon, situate, lying and being in the City and County of Albany and State of New York, being more particularly bounded and described as follows:
BEGINNING at a point in the southerly margin of Madison Avenue which said point is 220.0 feet east along said southerly margin from the intersection of the southerly margin of Madison Avenue with the easterly margin of Allen Street and runs from said point or place of beginning southerly, and forming an interior angle of 90° 10’, 93.50 feet to a point; thence westerly, and forming an interior angle of 269° 50’ with the last described course, 33.00 feet to a point; thence southerly and forming an interior angle of 90° 10’ with the last described course, 93.50 feet to a point in the northerly margin of Yates Street; thence easterly and forming an interior angle of 89° 50’ with the last described course and along the northerly margin of Yates Street, 77.00 feet to a point; thence northerly and forming an interior angle of 90° 10’ with the last described course, 187.00 feet to a point in the southerly margin of Madison Avenue; thence westerly and forming an interior angle of 89° 50’ with the last described course, 44.3 feet to the point or place of beginning.
TOGETHER with the right of ingress and egress from Yates Street and a right of easement for stairway encroachment over premises known as 1094 Madison Avenue as reserved in Liber 2129 of Deeds at Page 409. Subject to a right of ingress and egress from Yates Street to said premises known as 1094 Madison Avenue as granted in Liber 2129 of Deeds at Page 409.
Exhibit A — Page 1

EXHIBIT B
DEED

RECORD AND RETURN TO:

BARGAIN AND SALE DEED
THIS INDENTURE is made the               day of              , 2010, between _______________, a New York limited liability company with an address at 302 Washington Avenue Extension, Albany, New York 12203 (the “Grantor”) and _____________________, a ________________ limited liability company with an address at ______________________ (the “Grantee”)
WITNESSETH: that the Grantor, in consideration of One Dollar ($1.00) lawful money of the United States and other good and valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged by the Grantor, does hereby remise and release unto the Grantee, his/her/their/its heirs, successors and assigns forever
ALL THAT CERTAIN LOT, PIECE OR PARCEL OF LAND with the buildings thereon, situate, lying and being in the town of ___________, County of ________ and State of New York being more particularly set forth on Schedule “A” attached hereto and by this reference made a part hereof (hereinafter called the “Premises”).
BEING THE SAME PREMISES as were conveyed to the Grantor by deed from dated               and recorded on _______________ in the               County Clerk’s Office in Liber               cp              .
SUBJECT TO all easements, restrictions, covenants and conditions of record affecting the Premises.
THIS conveyance is made and accepted subject to an indebtedness secured by certain mortgages upon said Premises as more particularly set forth on Schedule “B” attached hereto and by this reference made a part hereof (hereinafter called the “Mortgages”), on which there is an unpaid principal balance of _________________ and 00/100 Dollars, ($______.00), with interest from ____________, 2010, at the rate of _____ percent (__%) per annum, which said mortgage debt the Grantee hereby assumes and agrees to pay, as part of the purchase price of the above described Premises, and the Grantee hereby executes and acknowledges this instrument for the purpose of complying with the provisions of the General Obligations Law, Section 5-705.
TOGETHER WITH the appurtenances and all the estate and rights of the Grantor in, and to, the Premises.

TO HAVE AND TO HOLD the Premises granted unto the Grantee, his/her/their/its heirs, successors and assigns forever.
AND the Grantor covenants that the Grantor has not done or suffered anything whereby the said premises have been encumbered in any way whatever, except as aforesaid.
AND the Grantor, in compliance with Section 13 of the Lien Law, covenants that the Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

IN WITNESS WHEREOF, the Grantor and the Grantee have duly executed this instrument, all on the day and year first above written.

GRANTOR:

GRANTEE:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF ALBANY	)
     On the ___ day of _________________, 2010, before me the undersigned, a Notary Public in and for said State, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF ALBANY	)
     On the ___ day of _________________, 2010, before me the undersigned, a Notary Public in and for said State, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or person upon behalf of which the individual acted, executed the instrument.

Notary Public

Exhibit B - Page 1

SCHEDULE “A”
LEGAL DESCRIPTION

Exhibit B - Page 2

SCHEDULE B
LISTING OF MORTGAGES

Exhibit B - Page 3

EXHIBIT C
ASSIGNMENT AND ASSUMPTION AGREEMENT
     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment”) is entered into as of ______________, 2010 (the “Effective Date”), by and between PINSTRIPES, L.L.C., a New York limited liability company (“Assignor”), and HTA — 1092 MADISON, a Delaware limited liability company (“Assignee”).
     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1. Assignment. As of the Effective Date, Assignor hereby grants, conveys, transfers and assigns to Assignee all of Assignor’s rights, title and interest in, to and under any and all of the following to the extent they are related to that certain real property commonly known as 1092 Madison Avenue, Albany, New York 12208 and more particularly described in Exhibit A attached hereto (the “Real Property”):
     (a) All tangible personal property now or hereafter owned by Assignor and located on or in, or used in connection with, the Real Property (the “Personal Property”);
     (b) All leases, licenses and other occupancy agreements together with all associated amendments, modifications, extensions or supplements thereto set forth on Exhibit B attached hereto (collectively, the “Leases”), together with all deposits held in connection with the Leases, including, without limitation, all security deposits, prepaid rent, guaranties, letters of credit and other similar charges and credit enhancements providing additional security for the Leases, as set forth on Exhibit B attached hereto;
     (c) To the extent assignable, all intangible personal property now or hereafter owned by Assignor and used in the ownership, use, operation, occupancy, maintenance or development of the Real Property and Personal Property, including, without limitation (i) all licenses, permits, certificates, approvals, authorizations and other entitlements issued; (ii) all reports, test results, environmental assessments, surveys, plans, specifications; (iii) all warranties and guaranties from manufacturers, contractors, subcontractors, suppliers and installers; (iv) all trade names, trademarks, service marks, building and property names and building signs used in connection with the Real Property, including the name “_______________” and all variations thereof (except that Seller retains the right to use the name of the Property in connection with the marketing of its development and management activities); (v) all telephone numbers, domain names, e-mail addresses and other means of contact utilized in connection with the Real Property; and (vi) all other intangible property related to the Real Property (collectively, the “Intangible Property”), but excluding all rents and other amounts due under the Leases for all periods prior to the Effective Date of this Agreement; and
     (d) All service contracts, vending machine, telecommunications and other facilities leases, utility contracts, maintenance contracts, management contracts, leasing contracts, equipment leases, brokerage and leasing commission agreements and other agreements or rights

Exhibit C - Page 1

related to the construction, ownership, use, operation, occupancy, maintenance, repair or development of the Property, as set forth on the attached Schedule 1 (the “Contracts”).
2. Assumption. As of the Effective Date, Assignee hereby accepts the foregoing assignment and assumes all of Assignor’s obligations under the Leases and Contracts with respect to the period from and after the Effective Date.
3. Assignor’s Indemnity. Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of or resulting from any breach or default by Assignor under the terms of the Leases and Contracts arising prior to the Effective Date.
4. Assignee’s Indemnity. Assignee hereby agrees to indemnify, protect, defend and hold Assignor harmless from and against and any all claims, demands, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of or resulting from any breach or default by Assignee under the terms of the Leases and Contracts arising on or after the Effective Date.
5. Further Assurances. Assignor hereby covenants that it will, at any time and from time to time upon written request therefore and without the assumption of any additional liability thereby, execute and deliver to Assignee, its successors and assigns, any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, its successors and assigns to fully realize and enjoy the rights and interests assigned hereby.
6. Successors and Assigns. The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.
7. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
[Signatures on next page]

Exhibit C - Page 2

     IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.
ASSIGNOR:
PINSTRIPES, L.L.C.,
a New York limited liability company

By:

Name:

Its:

ASSIGNEE:
HTA — 1092 MADISON, LLC
a Delaware limited liability company

By:

Name:

Its:

Exhibit C - Page 3

EXHIBIT D
TENANT NOTIFICATION LETTER
[landlord name]
302 Washington Avenue Extension
Albany, New York 12203
Telephone: (518) 862-9133
November ___, 2010
All Tenants
[property address]

Re:	Notice of Sale of Property
[landlord name] to HTA — ______________, LLC
[property address] (the “Property”)
Dear Sir or Madam:
     Please be advised [landlord name] (the “Prior Owner”) has sold its right, title and interest in that certain Property known as [property address] to HTA — __________________, LLC(the “New Owner”). The New Owner has received an assignment of your lease and all rents and security deposits (if any) and has agreed to perform all obligations of Landlord with respect to the Property as of the date hereof.
     Please direct all notices and rental payments to the New Owner at the following address:
HTA — _____________, LLC
16435 North Scottsdale Road, Suite 320
Scottsdale, Arizona 85254
Attention: Mark D. Engstrom
Telephone: (480) 998-3478
Facsimile: (480) 991-0755
E-mail: markengstrom@htareit.com

Exhibit D - Page 1

Please contact the New Owner should you need additional information in this regard.

Very truly yours,

[landlord name]

BY:	Name:
Title:

Exhibit D - Page 2

EXHIBIT E
POST-CLOSING ESCROW AGREEMENT
          THIS POST-CLOSING ESCROW AGREEMENT (this “Agreement”) is entered into the ____ day of ____________, 2010 (“Effective Date”), by and among PINSTRIPES, L.L.C., a New York limited liability company (“Seller”); HTA — 1092 MADISON, LLC, a Delaware limited liability company (“Buyer”); and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Holder”).
          WHEREAS, Buyer and Seller have entered into that certain Purchase and Sale Agreement dated _______________, 2010 (the “Purchase Agreement”), whereby Seller has agreed to sell and Buyer has agreed to purchase certain properties and interests in properties on lands more particularly described on Exhibit “A” attached hereto;
          WHEREAS, pursuant to the terms of the Purchase Agreement, and as additional consideration under the Purchase Agreement, Seller is obligated to deposit in escrow with the Escrow Holder the Escrow Funds (defined below), for the period set forth herein and for the purpose of satisfying any Post Closing Claim (defined below) under the terms of the Purchase Agreement;
          WHEREAS, Seller and Buyer desire to have the Escrow Holder hold the Escrow Funds for disbursement to Seller and Buyer pursuant to the terms of this Agreement; and
          WHEREAS, Escrow Holder agrees to hold the Escrow Funds and disburse such Escrow Funds to Seller and Buyer in accordance with the terms of this Agreement.
          NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
          1. Definitions. All capitalized terms used in this Agreement not otherwise expressly defined in this Agreement shall have the same meanings assigned to such terms in the Purchase Agreement.
          2. Deposit of Escrow Funds. Escrow Holder acknowledges the receipt from Seller of Fifteen Thousand Seven Hundred Seventy Six and 84/100 Dollars ($15,776.84) (the “Escrow Funds”). The Escrow Funds are the property of Seller subject to the terms of this Agreement. Escrow Holder shall disburse the Escrow Funds in strict accordance with the terms of this Agreement.
          3. Deposit Information.
               (a) The Escrow Funds shall be deposited in a separately segregated interest bearing account or accounts (the “Escrow Account”) at a financial institution insured by the FDIC. All interest earned by the funds in the Escrow Account shall be accumulated in the Escrow Account, become a part of the Escrow Funds and be disbursed as provided below.

Exhibit E - Page 1

               (b) Seller’s Employer Identification Number is ______________.
          4. Disbursement of Escrow Funds.
               (a) Post Closing Claims. If (i) within 180 days of the Closing Date, Buyer alleges, in good faith with a good faith belief there is just cause, that Seller has breached any of its representations, warranties, or covenants set out in Section 7 of the Purchase Agreement that are to survive Closing (the “Post Closing Claim”); (ii) it is finally determined that Seller breached such representations, warranties, or covenants; and (iii) the actual damages incurred by Buyer, once finally determined, for such breaches, when combined with the damages incurred by Buyer for all other breaches of such representations, warranties, or covenants, as determined by a court of competent jurisdiction, are in excess of $10,000.00, then Buyer is entitled to a disbursement of the Escrow Funds for the amount of damages caused by Seller’s breach; provided, however, the aggregate amount the Buyer shall be entitled to recover will not exceed the balance in the Escrow Account. At the end of 180 days after the Closing Date, the funds in the Escrow Account (including all earnings and interest) shall be disbursed to Seller; provided, however, if a Post Closing Claim has been made and is not finally determined at the end of the 180 day period, the portion of the Escrow Funds alleged by Buyer to be necessary to satisfy any such Post Closing Claim shall not be disbursed until the Post Closing Claim is finally resolved or determined by a court of competent jurisdiction or by mutual agreement of the parties. Buyer shall timely submit any Post Closing Claim to Seller, in writing, setting forth, in detail, the specific representations, warranties and/or covenants that have allegedly been breached and the factual basis for the alleged breach, and the amount of damages allegedly incurred by Buyer (the “Claim Notice”). Buyer shall simultaneously provide a copy of such Claim Notice to Escrow Holder. The phrase “finally determined” means the sooner to occur of a final decision made by a court of competent jurisdiction, settlement between Seller and Buyer, or a binding decision reached through an alternative dispute resolution procedure approved by Seller and Buyer.
               (b) Within ten (10) business days following the date the Seller receives a Claim Notice, the Seller shall notify the Buyer in reasonable detail of its dispute as to the allegations set forth in Buyer’s Claim Notice or its approval of the Post Closing Claim. If Seller approves of the Post Closing Claim, the Escrow Holder will promptly disburse from the Escrow Account to the Buyer the amount of damages, but not to exceed the balance remaining in the Escrow Account. If Seller does not dispute the Post Closing Claim within ten (10) business days of its receipt of the Claim Notice, the Post Closing Claim shall be deemed to be disputed by the Seller. If Seller disputes or is deemed to dispute the Post Closing Claim, the Escrow Holder shall retain the Escrow Funds in the Escrow Account until such time as there is a final determination by a court of competent jurisdiction as to whether the Seller breached any of its representations, warranties, or covenants in Section 7 of the Purchase Agreement. A “final determination” means the sooner to occur of a final decision made by a court of competent jurisdiction, settlement between Seller and Buyer, or a binding decision reached through an alternative dispute resolution procedure approved by Seller and Buyer.
               (c) If Escrow Holder receives a Claim Notice from Buyer within 180 days of the Closing Date, Escrow Holder shall disburse the Escrow Funds in accordance with the joint written instructions of Buyer and Seller or pursuant to a final determination (as defined

Exhibit E - Page 2

herein), within three (3) business days of the receipt of such joint written instructions or final determination. Provided, however, despite the receipt of Claim Notice within the six (6) month period, that Escrow Holder shall disburse Escrow Funds to Seller in an amount equal to the Escrow Account balance less the amount of damages claimed by Buyer in the Claim Notice.
               (d) If Escrow Holder does not receive a Claim Notice from Buyer within 180 days of the Closing Date, Escrow Holder shall, within three (3) business days of the expiration of such 180 day period, disburse the balance of the Escrow Account (including all earnings and interest on the Escrow Funds) to Seller in the manner directed by Seller.
          5. Third Party Claims. The Escrow Funds shall not be disbursed by Escrow Holder for any Post Closing Claim which arises from a claim by a third party when that claim has been settled by or on behalf of Buyer without Seller’s written approval, provided such written approval has not been unreasonably withheld.
          6. Liability and Protection of Escrow Holder.
               (a) Powers — Generally. Escrow Holder has only the rights, powers, privileges, and duties expressly set forth in this Agreement, together with those rights, powers, and privileges reasonably incident thereto, and is not a party to, and is not bound by, or charged with notice of any agreement other than this Agreement.
               (b) Actions on Notice, etc. Escrow Holder may rely upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other document that Escrow Holder, in good faith, reasonably believes to be genuine and to be signed by the proper party or parties hereto.
               (c) Advice of Counsel. Escrow Holder may rely on the legal opinion of its legal counsel in the event of any dispute or question concerning the construction of any provision of this Agreement or its duties hereunder, and shall incur no liability as a result of reliance on such opinion.
               (d) Compensation for Services. Escrow Holder shall be entitled to reasonable fees and expenses for customary services, as Escrow Holder hereunder, according to its standard rate sheet for these services and all such compensation shall be paid and shared one-half by Buyer and one-half by Seller. The fees and expenses may be revised from time to time to reflect current rates for such services.
               (e) Resignation. Escrow Holder may resign upon seven (7) days prior written notice to the other parties to this Agreement. Escrow Holder may be removed by the mutual agreement of Seller and Buyer. If Escrow Holder resigns or Seller and Buyer agree to remove the Escrow Holder, then Seller and Buyer must use their best efforts to agree upon a substitute Escrow Holder. If Escrow Holder resigns or is removed and no successor Escrow Holder is agreed upon within forty-five (45) days following the resignation or removal of the existing Escrow Holder, Buyer may designate the successor Escrow Holder provided such Escrow Holder must be a title company with an office in ______________, _________.

Exhibit E - Page 3

               (f) Liability — Negligent Acts. Escrow Holder will not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for acts that constitute gross negligence, willful misconduct, or constitute a breach of its fiduciary duties.
          7. Indemnity. Seller and Buyer agree, jointly and severally, to indemnify and hold Escrow Holder harmless from and against all costs, damages, judgments, attorneys’ fees, expenses, and obligations or liabilities of any kind or nature that Escrow Holder may incur or sustain in connection with or arising out of this Agreement, except to the extent due to Escrow Holder’s gross negligence, willful misconduct, or breach of fiduciary duties arising from this Agreement.
          8. Waiver. Neither this Agreement nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the parties against which the enforcement of such waiver, modification, amendment, discharge, or termination is sought and, then, only to the extent set forth in such instrument.
          9. Books and Records. Escrow Holder will maintain proper books and records for the Escrow Account. All amounts to be disbursed by Escrow Holder under this Agreement shall be paid solely out of the Escrow Funds.
          10. Notices. All notices to be given in connection with this Agreement shall be made by (i) placing the notice in the United States mail, certified or registered, properly stamped, (ii) delivered by fax transmission, (iii) delivered by overnight delivery service, or (iv) by personal delivery, in each case addressed to the location shown below or such other addresses as the respective party may direct in writing to the other, or to such address. Such notice shall be deemed effective (A) on the day actually delivered or (B) upon confirmation of the completion of the fax (electronic or otherwise) when delivered by fax, or (C) upon such personal delivery:

If to Buyer, to:	HTA — 1092 Madison. LLC
16435 N. Scottsdale Rd., Ste. 320
Scottsdale, Arizona 85254
Attention: Mark D. Engstrom
Telephone: (480) 998-3478
Facsimile: (480) 991-0755

With a copy to:	Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, California 90067
Attention: John F. Nicholson, Esq.
Telephone: (310) 277-4222
Facsimile: (310) 277-7889

Exhibit E - Page 4

If to Seller, to:

Telephone:
Facsimile:

With a copy to:

Telephone:
Facsimile:

If to Escrow Holder:	First American Title Insurance Company
777 South Figueroa Street, Suite 400
Los Angeles, California 90017
Attention: Barbara Laffer
Telephone: (213) 271-1702
Facsimile: (818) 450-0135
          11. Invalidity. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, then such invalidity, illegality, or unenforceability will not affect any other provision of this Agreement and this Agreement as so amended shall be construed as if the offending provision had never been part of the Agreement.
          12. Time. Time is of the essence in the performance of each provision of this Agreement.
          13. Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and that together will constitute one and the same agreement. Signatures sent by one party to the other via facsimile transmission shall be deemed original signatures, binding upon the party so sending such signature, and shall be and hereby are deemed original signatures.
          14. Successors and Assigns. The terms and provisions of this Agreement are binding upon and inure to the benefit of each of the parties and their successors and assigns.
          15. Governing Law. This Agreement is being executed and delivered, and is intended to be performed, and shall be governed, interpreted, construed, and enforced under the laws of the State of __________ without regard to its conflict of laws, and exclusive jurisdiction and venue for any claim concerning or arising out of it shall be only in district courts located in _____________ County, ___________.
          16. WAIVER OF JURY TRIAL. EACH PARTY TO IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION,

Exhibit E - Page 5

PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FORM ANY SOURCE, INCLUDING BUT NOT LIMITED TO THE CONSTITUTION OF THE UNITED STATES, THE CONSTITUTION OF ANY STATE, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATION. EACH PARTY HEREBY ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING THE RIGHT TO DEMAND TRIAL BY JURY.
     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.
[Signature pages to follow]

Exhibit E - Page 6

[Signature page to Escrow Agreement]

Escrow Holder:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:

Name:

Its:

Seller:

PINSTRIPES, L.L.C.,
a New York limited liability company

By:

Name:

Its:

Buyer:

HTA- 1092 MADISON, LLC,
a Delaware limited liability company

By:

Name:

Its:

Exhibit E - Page 7

EXHIBIT F
SIGNED REPRESENTATION LETTER
[Date]
[Name of audit firm]
[Address of audit firm]
Dear [Name of Audit firm]:
We are providing this representation letter to you in connection with the contemplated transaction for which we provided internally prepared financial statements prepared on the cash basis of accounting (collectively, the “Financial Statements”) related to the _______________ medical office building (the “Property”) for the year ending December 31, 2009, and the current fiscal year through __________, for the due diligence of the contemplated transaction.
Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatements of accounting information that in light of surrounding circumstances, make it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.
We confirm, to the best of our knowledge and belief, the following representation made to you during your audit:
1.	The Financial Statements are fairly presented based on modified cash basis accounting methods.
2.	We have made available to you all financial records and related data, as requested.
3.	The general ledger details provided were generated from our general ledger system and are complete.
4.	We have no knowledge of any fraud or suspected fraud affecting the Property involving (a) management, (b) employees who have significant roles in internal control, or (c) others where the fraud could have a material effect on the Financial Statements.
5.	We have no knowledge of any allegations of fraud or suspected fraud affecting the Property received in communications from employees, former employees, analysts, regulators, short sellers, or others.
6.	There have been no communications from regulatory agencies concerning noncompliance with or deficiencies in financial reporting practices. We are not subject to regulatory review in relationship to our financial records.

Exhibit F - Page 1

7.	There are no unasserted claims or assessments that legal counsel has advised us are probable of assertion.
8.	The following, to the extent applicable, have been appropriately identified and properly reflected in the Financial Statements:
(a)	Related-party transactions and associated amounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees (written or oral).
(b)	Arrangements with financial institutions involving compensating balances or other arrangements involving restrictions on cash balances and line-of-credit or similar arrangements.
9.	There are no transactions that have not been properly recorded in the accounting records underlying the Financial Statements.
10.	To the best of our knowledge, there are no:
(a)	Violations or possible violations of laws or regulations whose effects should be considered for disclosure in the Financial Statements or as a basis for recording a loss contingency.
(b)	Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by FAS 5.
11.	The Property has no plans or intentions that may affect the carrying value or classification of assets and liabilities.
12.	The Property has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets nor has any asset been pledged as collateral other than those reflected in the public record or on the preliminary title report.
13.	The Property has complied with all aspects of contractual agreements that would have an effect on the Financial Statements in the event of noncompliance.
14.	No events have occurred subsequent to __________, that require consideration as adjustments to or disclosures in the Financial Statements.
[Remainder of page intentionally left blank;
Signatures begin on following page]

Exhibit F - Page 2

Very truly yours,

a

By:
Name:

	Its:	[Chief Financial/Executive Officer]

Exhibit F - Page 3

EXHIBIT A TO REPRESENTATION LETTER
STATEMENT ON AUDITING STANDARDS (SAS) NO. 99 QUESTIONNAIRE
In order for the auditor to obtain information that is used to identify the risks of material misstatement due to fraud, the management of Buyer (as defined in the representation letter to which this Exhibit A is attached and made a part) is required to respond to the below referenced inquiries about the risks of fraud and how such risks are addressed:
1. Does management have knowledge of any actual fraud or suspicions of fraud affecting the Property?

2. Does management have awareness of any allegations of fraud or suspected fraud affecting the Property?

3. Does management have an understanding of the risks of fraud affecting the Property, including any specific fraud risks that Buyer has identified or account balances or classes of transactions that may be susceptible to fraud?

4. How does Buyer communicate to employees the importance of ethical behavior and appropriate business practices?

5. What programs and controls has Buyer implemented to address identified fraud risks or otherwise help prevent, deter, and detect fraud, and how are those programs and controls monitored?

Exhibit F - Page 4

6. For entities with multiple properties, (a) what is the nature and extent of monitoring multiple locations and (b) do any of the multiple locations have a higher level of fraud risk?

7. Has management reported to the audit committee (or its equivalent) how Buyer’s internal control serves to prevent, deter, and detect material misstatements due to fraud?

8. With respect to Buyer (a) is Buyer in compliance with laws and regulations, (b) what are Buyer’s policies relative to the prevention of illegal acts, and (c) does Buyer use of directives (for example, a code of ethics) and periodic representations obtained from management-level employees related to compliance with laws and regulations?

Exhibit F - Page 5

EXHIBIT G
AUDIT INQUIRY LETTER
[Date]
[Name of Attorney]
[Address of Attorney]
Dear [Name of Attorney]:
For purposes of verification in connection with an audit of the statements of revenues and expenses (collectively, “Financial Statements”) that relate to [enter the address of the property], we hereby request that you furnish the auditors of our Financial Statements information with respect to which you have been engaged and have devoted substantive attention on behalf of [enter name of seller] (the “Company”) or any of its subsidiaries, if applicable, in the form of legal consultation or representation.
Please include in your response to this letter such matters that existed as of [enter the date of the last audited financial statement or the date of the last balance sheet] and during the period from the date of this letter to the date of your response. This request is limited to contingencies amounting to Ten Thousand Dollars ($10,000) individually or items involving lesser amounts that exceed Ten Thousand Dollars ($10,000) in the aggregate. To facilitate the evaluation of your response by the independent accountants, please respond by [enter a date that is no later than five business days prior to the Closing Date]. They would appreciate receiving your reply by that date with a specific effective date no earlier than [enter a date that is no earlier than fifteen (15) business days prior to the Closing Date].
Pending and Threatened Litigation
Please furnish our auditors with details of any litigation or lawsuits with which Buyer is involved in directly or indirectly, and any claims asserted against Buyer even though legal proceedings have not started, including (1) the nature of any pending or threaten litigation, (2) the progress of the matter to date, (3) the response which is being made or which will be made to the matter, and (4) an evaluation of the likelihood of an unfavorable outcome and an estimate, if one can be made, of the amount or range of potential loss.
Unasserted Claims and Assessments
Buyer’s management believes that there are no unasserted claims which are probable of assertion or which, if asserted, would have at least a reasonable possibility of an unfavorable outcome.
It is our understanding that in the course of providing legal services for us regarding a matter recognized to involve an unasserted possible claim or assessment, you may form a professional conclusion as to the need to disclose such a possible claim or assessment. It is also our understanding that whenever you have formed such a conclusion, you will, as a matter of professional responsibility to us, advise us and consult us concerning the question of such

Exhibit G - Page 1

disclosure and the applicable requirements of Statement of Financial Accounting Standard No. 5, Accounting for Contingencies (“FAS 5”). Please specifically confirm to our auditors that our understanding is correct.
We also hereby inform you that we have represented to our auditors that there are no unasserted possible claims that you have advised are probable of assertion and must be disclosed in accordance with FAS 5 in our financial statements dated as of [enter the date of the last audited financial statements or the date of the last balance sheet] and for the year then ended. Please specifically identify the nature and reasons for any limitation in your response to this letter.
Other Matters
We do not intend that either our request to you to provide information to our auditor or your response to our auditor should be construed in any way to constitute a waiver of the attorney-client privilege or the attorney work-product privilege.
Please furnish our auditors with the following:
1.	Information about any financing statement filed under the Uniform Commercial Code or any other assignments) of Buyer’s assets.
2.	Amounts due you, if any, for services, whether billed or unbilled as of the date first referenced above.
Lastly, please forward your reply directly to our auditors at ______________, Certified Public Accountants, ___________________________, Attention: [_________________] and send a copy of your reply to Healthcare Trust of America, Inc., 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254, Attention: Kellie S. Pruitt, as well as Cox, Castle & Nicholson LLP, 2049 Century Park East, 28th Floor, Los Angeles, California 90067, Attention: John F. Nicholson, Esq. We thank you for your cooperation.
Sincerely,
[Authorized Officer Name]

Exhibit G - Page 2

EXHIBIT H
FORM OF MANAGEMENT AGREEMENT
[TO BE INSERTED]

Exhibit H - Page 3

EXHIBIT I
EXISTING LOAN DOCUMENTS
1.	Building Loan Mortgage Note dated January 31, 2008, in the original principal amount of $2,100,000 by Pinstripes, L.L.C. in favor of Liberty Bank.
2.	Building Loan Mortgage, Security Agreement, and Assignment of Leases and Rents dated January 31, 2008 in the original principal amount of $2,100,000, By Pinstripes, L.L.C. in favor of Liberty Bank and recorded in the Albany County Clerk’s Office on February 22, 2008 In Liber 5632 mp 321.
3.	Assignment of Leases and Rents dated January 31, 2008 by Pinstripes, L.L.C. in favor of Liberty Bank and recorded in the Albany County Clerk’s Office on February 22, 2008 in Liber 2912 cp 415.
4.	Environmental Compliance and Indemnification Agreement dated January 31, 2008 by Pinstripes, L.L.C., Joseph R. Nicolla and Donald R. Led Duke in favor of Liberty Bank.

Exhibit I - Page 1

EXHIBIT J
PURCHASE AGREEMENT GUARANTY
     THIS PURCHASE AGREEMENT GUARANTY (this “Guaranty”) is given this ____ day of __________, 2010 (“Effective Date”), by _______________________ (“Guarantor”), to HTA — 1092 MADISON, LLC, a Delaware limited liability company (“Buyer”), with respect to the following Recitals:
R E C I T A L S
     A. PINSTRIPES, L.L.C., a New York limited liability company (“Seller”) and Buyer have entered into that certain Purchase and Sale Purchase Agreement and Joint Escrow Instructions dated _______________, 2010 (the “Purchase Agreement”) with respect to those certain properties listed on Schedule 1 attached thereto (collectively, the “Property”). Terms used and not otherwise defined in this Guaranty shall have the meanings given thereto in the Purchase Agreement. This is the Guaranty contemplated by the Purchase Agreement.
     B. Guarantor, as the [direct or indirect member of Seller], is deriving substantial consideration from the sale of the Property to Buyer, and is executing and delivering this Guaranty to induce Buyer to acquire the Property. This Guaranty is a material portion of the consideration to be received by Buyer pursuant to the Purchase Agreement. But for this Guaranty, Buyer would not have entered into the Purchase Agreement or acquired the Property.
     [C. To secure Guarantor’s obligations under this Guaranty, Guarantor will execute the Guaranty Holdback Agreement dated as of even date herewith. The SWF Guaranty Holdback will be held and disbursed by Escrow Holder in compliance with the Guaranty Holdback Agreement.]
A G R E E M E N T
     NOW, THEREFORE, for and in consideration of the foregoing Recitals (which are incorporated herein by this reference), the mutual covenants and agreements contained in this Guaranty, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:
     1. Guarantor absolutely, unconditionally and irrevocably guarantees and promises to perform, pay and be liable, without deduction, setoff or counterclaim, for any and all duties, obligations and liabilities of Seller under Section 7 of the Purchase Agreement that expressly survive the Closing (collectively, the “Guaranteed Obligations”), no matter how arising, in any way related to or arising out of the Purchase Agreement or any other agreements entered into by Buyer and Seller in connection therewith (each, a “Purchase Document” and collectively, the “Purchase Documents”). If Seller shall at any time default in the punctual payment, performance or observance of any of the Guaranteed Obligations, Guarantor shall also pay to Buyer all reasonable and necessary incidental damages and expenses incurred by Buyer as a direct and proximate result of Seller’s failure to pay, keep, perform or observe such Guaranteed

Exhibit J - Page 2

Obligations, which expenses shall include reasonable attorneys’ fees and interest on all sums due and owing Buyer by reason of Seller’s failure to pay same, at the maximum rate allowed by law.
     2. This Guaranty is, and is intended to be, an absolute, unconditional, irrevocable and continuing guaranty which shall not be affected by any act or thing whatsoever except as herein provided, and which shall be independent of and in addition to any other guaranty, endorsement or collateral held by Buyer.
     3. Buyer may from time to time enforce this Guaranty against Guarantor without being required first to proceed or exhaust its remedies against Seller or any other person or resorting to any other means of obtaining payment or performance.
     4. To the fullest extent permitted by law, Guarantor hereby waives any and all suretyship and any and all other rights or defenses arising by reason of any law related to enforcement by Buyer of the Guaranteed Obligations. Without limiting the foregoing, Guarantor agrees that until the Guaranteed Obligations are paid and performed in full, Guarantor shall not be released by or because of: (i) any act or event which might otherwise discharge, reduce, limit or modify the Guaranteed Obligations; (ii) any waiver, extension, modification, forbearance, delay or other act or omission of Buyer, or its failure to proceed promptly or otherwise as against Guarantor; (iii) any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of [any] Guarantor as against Buyer or Seller; or (iv) any dealings occurring at any time between Seller and Buyer, relating to the transaction contemplated herein or otherwise, including, without limitation, any change, amendment, modification or supplement to, or waiver or release of any provisions of, the Purchase Document or any other pertinent document or agreement. Guarantor authorizes Buyer, without notice, demand or Guarantor’s consent, and without affecting Guarantor’s liability hereunder, from time to time to: (a) compromise, extend or otherwise change the terms of any of the Guaranteed Obligations, (b) take and hold security for the payment of the Guaranteed Obligations, and exchange, enforce, waive, and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Buyer in its reasonable discretion may determine in order to satisfy the Guaranteed Obligations. Guarantor waives any right to require the marshalling of assets of Seller, or any other entity or other person primarily or secondarily liable with respect to any of the Guaranteed Obligations. Guarantor is informed of, and agrees that it will continue to keep informed of, the financial condition of Seller and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations, or (z) pursue any other remedy in Buyer’s power. Further, Guarantor hereby waives notice of any change, amendment, supplement, waiver or release, and further agrees that Guarantor’s duties, obligations and liabilities hereunder shall be unconditional and shall not be subject to any defense, setoff or counterclaim whatsoever, or any other act, omission or circumstance whatsoever which might constitute a legal or equitable discharge of a surety or guarantor.
     5. The liability of Guarantor hereunder shall in no way be affected by: (a) the release or discharge of Seller in any creditor’s, receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Seller or the estate of Seller in bankruptcy, or of any remedy for the enforcement of Seller’s liability under any Purchase Document resulting from the operation of any present or future provision of any bankruptcy or

Exhibit J - Page 3

insolvency code, or any amendments thereto, or other statute or from the decision of any court (and no stay in any such action shall affect, stay or release Guarantor from the Guaranteed Obligations); (c) the rejection or disaffirmance of any Purchase Document in any such proceedings; (d) the assignment, encumbrance or transfer of any Purchase Document by Seller; (e) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Seller or any other person; (f) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Seller or the subrogation, reimbursement, indemnification or contribution rights of Guarantor; (g) the cessation from any cause whatsoever of the liability of Seller other than the full and complete payment, performance and observance of all of Seller’s duties, obligations and liabilities under any Purchase Document; or (h) the exercise by Buyer of any of its rights or remedies under any Purchase Document or by law.
     6. Guarantor unconditionally waives any defense to the enforcement of this Guaranty based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal.
     7. Guarantor unconditionally waives any defense to the enforcement of this Guaranty based on the lack of authority of the members, officers, directors, partners or agents acting or purporting to act on behalf of Buyer, Guarantor or any principal of Buyer or Guarantor or any defect in the formation of Buyer, Guarantor or any principal of Buyer or Guarantor as a legal entity.
     8. Should Buyer be obligated by any bankruptcy or other law to repay or refund to Seller, or any trustee, receiver or other representative of Seller, any amounts previously paid by Seller to Buyer pursuant to the terms and conditions of any Purchase Document, this Guaranty shall apply and be reinstated with respect to any such repayments and refunds. Guarantor shall not commence, or join with any other person in commencing, any bankruptcy, reorganization or insolvency proceeding against Seller. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Seller, or by any defense which Seller may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.
     9. All monies or other property of Guarantor at any time in Buyer’s possession may be held by Buyer as security for any and all Guaranteed Obligations no matter how or when arising, whether absolute or contingent, whether due or to become due. The Guaranteed Obligations shall not be considered fully paid, performed and discharged unless and until all payments to Buyer are no longer subject to any right on the part of any person whomsoever, including, without limitation, Seller, as a debtor-in-possession, and/or any trustee or receiver in bankruptcy, to set aside such payments or seek to recoup the amount of such payments, or any part thereof. If any such payments to Buyer are set aside after the making thereof, in whole or in part, or settled without litigation, to the extent of such settlement, all of which shall be within Buyer’s reasonable discretion, Guarantor shall be liable for the full amount Buyer is required to repay plus out-of-pocket costs, interest, reasonable attorneys’ fees and any and all out-of-pocket expenses which Buyer paid or incurred in connection therewith.

Exhibit J - Page 4

     10. Until all of Seller’s duties, obligations and liabilities under all Purchase Documents are satisfied in full Guarantor (a) shall have no right of subrogation against Seller by reason of any payments or acts of performance by Guarantor under this Guaranty; and (b) subordinates any liability or indebtedness of Seller now or hereafter owed to or held by Guarantor to the duties, obligations and liabilities of Seller under, arising out of or related to the Purchase Documents.
     11. All rights and remedies afforded to Buyer by reason of this Guaranty or by law are separate and cumulative and the exercise or waiver of one shall not in any way limit or prejudice the exercise of any other such right or remedy. Guarantor’s performance of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for that portion of the Guaranteed Obligations which is not performed. Without in any way limiting the generality of the foregoing, in the event that Buyer is awarded a judgment in any suit brought to enforce Guarantor’s covenant to perform a portion of the Guaranteed Obligations, such judgment shall in no way be deemed to release Guarantor from its covenant to perform any portion of the Guaranteed Obligations which is not the subject of such suit.
     12. Guarantor hereby expressly waives notice of acceptance of this Guaranty by Buyer. Guarantor hereby waives and agrees not to assert or take advantage of any right or defense based on the absence of any or all presentments, demands, notices and protests of each and every kind.
     13. Guarantor agrees, unless otherwise required by law or a specific agreement to the contrary, all payments received by Buyer from Seller, or any other party other than such Guarantor, with respect to the Guaranteed Obligations, shall be applied by Buyer in such manner and order as Buyer desires, in its sole discretion. In that regard, Guarantor hereby waives any and all rights it has or may have under applicable law which provides that if guarantor is “liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation to be satisfied”. All payments received by Buyer from Guarantor shall be applied by Buyer to the obligations of Guarantor to Buyer, in such manner and order as Buyer desires in its sole discretion.
     14. Guarantor warrants and represents:
               (i) Guarantor has the capacity and authority to enter into this Guaranty and consummate the transactions herein provided and nothing prohibits or restricts the right or ability of Guarantor to enter into, or perform its obligations under, this Guaranty.
               (ii) Neither this Guaranty nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Guaranty or any such other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, affecting or relating to Guarantor.

Exhibit J - Page 5

               (iii) Guarantor is related and/or affiliated with Seller, has personal knowledge of, is familiar with Seller’s business affairs and books and records and warrants that Seller is in sound financial condition as of the Effective Date.
               (iv) Guarantor has received copies of and is familiar with the Purchase Documents.
               (v) The most recent financial statement received by Buyer from such Guarantor dated as of __________, _____ reflects the current financial condition of Guarantor in all material respects.
     15. Guarantor shall maintain at all times during the entire period this Guaranty remains in effect (i) Liquid Assets (as defined below) in an amount equal to not less than [___________________________] and No/Hundred Dollars ($[_______________]) and (ii) a Net Worth (as defined below) in an amount equal to not less than [_________________] and No/Hundred Dollars ($[_________________]).
          “Liquid Assets” means unencumbered and unrestricted cash or other cash equivalent investments owned directly by Guarantor that immediately can be liquidated into unencumbered and unrestricted cash (e.g., publicly traded stock on the NYSE).
          “Net Worth” means all assets (excluding intangible assets, and assets either restricted, pledged or encumbered by a security interest or lien) less liabilities determined in accordance with generally accepted accounting principles consistently applied.
     16. This Guaranty shall remain in full force and effect until the earlier of (i) all of the Guaranteed Obligations under the Purchase Documents have been satisfied in full and are no longer subject to disgorgement under any applicable state or federal creditor rights or bankruptcy laws. No delay on the part of Buyer in exercising any options, powers or rights, or the partial or single exercise thereof, shall constitute a waiver thereof. Notwithstanding the foregoing, Buyer shall have no right to assert a claim against Guarantor under this Guaranty after the period of nine (9) months following Effective Date.
     17. Miscellaneous.
          (a) Notices. Any notice, consent or approval required or permitted to be given under this Guaranty shall be in writing and shall be deemed to have been given upon (i) hand delivery or facsimile transmission, (ii) one business day after being deposited with Federal Express or another reliable overnight courier service for next day delivery, or (iii) the date of receipt or refusal of delivery if deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

If to Guarantor:

Attention:
Phone: (___)

Fax: (___)

Exhibit J - Page 6

With a copy to:

Attention:

Phone: (___)

Fax: (___)

If to Buyer:	HTA — 1092 Madison, LLC 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 Attention: Mark D. Engstrom Phone: (480) 998-3478 Fax: (480)991-0755

With a copy to: Cox, Castle & Nicholson LLP 2049 Century Park East, Suite 2800 Los Angeles, California 90067 Attention: John F. Nicholson, Esq. Phone: (310) 284-4222 Fax: (310) 277-7889
or such other address as either party may from time to time specify in writing to the other.
               (b) Successors and Assigns. This Guaranty may be assigned in whole or part by Buyer, either voluntarily or by operation of law, but it may not be assigned by Guarantor. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and permitted assignees.
               (c) No Third Party Beneficiary. This Guaranty is solely for the benefit of Buyer and is not intended to nor shall it be deemed to be for the benefit of any third party, including Seller.
               (d) Amendments. Except as otherwise provided herein, this Guaranty may be amended or modified only by a written instrument executed by Buyer.
               (e) Governing Law. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of New York without reference to choice of law principles which might indicate that the law of some other jurisdiction should apply.
               (f) Interpretation. The headings contained in this Guaranty are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa. This Guaranty shall not be construed against either Buyer or Guarantor but shall be construed as a whole, in accordance with its fair meaning, and as if prepared by Buyer and Guarantor jointly.

Exhibit J - Page 7

               (g) Merger of Prior Guaranties. This Guaranty constitutes the entire agreement between the parties and supersedes all prior agreement and understandings between the parties relating to the subject matter hereof.
               (h) Dispute Resolution. The parties agree to use their good faith efforts to settle promptly any disputes or claims arising out of or relating to this Guaranty through negotiation conducted in good faith between executives having authority to reach such a settlement. Either party may, by written notice to the other, refer any such dispute or claim for advice or resolution to mediation by a suitable mediator. The mediator shall be chosen by the mutual agreement of the parties within thirty (30) days of such written notice. If the parties are unable to agree on a mediator within such time period, each party shall within fifteen (15) days thereafter designate a qualified mediator who, together with the mediator designated by the other, shall choose, within fifteen (15) days of being so designated, a single mediator for the particular dispute or claim. The results of such mediation shall be non-binding. All negotiations and mediation discussions pursuant to this Section 17(h) shall be confidential, subject to applicable law, and shall be treated as compromise and settlement negotiations for purposes of Federal Rule of Evidence 408 and applicable state rules of evidence. In the event the parties are unable to resolve the dispute through mediation within forty-five (45) days of selection of the mediator, either Party may bring such action at law or in equity as it deems necessary or desirable and the prevailing party in such action shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and attorneys and expert witness fees. In addition to the foregoing award of costs and fees, the prevailing party shall also be entitled to recover its attorneys’ fees incurred in any post judgment proceedings to collect or enforce any judgment.
               (i) Severability. If any provision of this Guaranty, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Guaranty and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.
               (j) No Waiver. No delay or failure on the part of Buyer in exercising any right, power or privilege under this Guaranty or under any other instrument or document given in connection with or pursuant to this Guaranty shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against Buyer unless made in writing and executed by Buyer, and then only to the extent expressly specified therein.
               (k) Legal Representation. Each party has been represented by legal counsel in connection with the negotiation of the transactions herein contemplated and the drafting and negotiation of this Guaranty. Each party and its counsel have had an opportunity to review and suggest revisions to the language of this Guaranty. Accordingly, no provision of this Guaranty shall be construed for or against or interpreted to the benefit or disadvantage of any party by reason of any party having or being deemed to have structured or drafted such provision.
               (l) Intentionally Deleted.

Exhibit J - Page 8

               (m) Signer’s Warranty. Each individual executing this Guaranty on behalf of an entity hereby represents and warrants to the other party or parties to this Guaranty that (i) such individual has been duly and validly authorized to execute and deliver this Guaranty and any and all other documents contemplated by this Guaranty on behalf of such entity; and (ii) this Guaranty and all documents executed by such individual on behalf of such entity pursuant to this Guaranty are and will be duly authorized, executed and delivered by such entity and are and will be legal, valid and binding obligations of such entity.
               (n) Representation by Attorney. GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS BEEN AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO REVIEW IT WITH AN ATTORNEY OF GUARANTOR’S CHOICE BEFORE SIGNING IT. GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.
               (o) Counterparts. This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on a single counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more of the counterparts. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty or such other document and reattached to any other counterpart of this Guaranty or such other document identical in form hereto or thereto but having attached to it one or more additional signature pages. This Guaranty shall be deemed executed and delivered upon each signator’s delivery of executed signature pages of this Guaranty, which signature pages may be delivered by facsimile with the same effect as delivery of the originals.
               (p) Waiver of Trial by Jury. GUARANTOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS GUARANTY. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR ACKNOWLEDGES THAT BUYER HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY BY INDEPENDENT LEGAL COUNSEL, SELECTED BY GUARANTOR, AND THAT GUARANTOR HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. FURTHER, EXCEPT AS PROHIBITED BY LAW, GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUIT, ACTION OR PRECEDING BROUGHT BY GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.
          18. Liability. Notwithstanding anything to the contrary contained in this Guaranty, it is expressly understood and agreed by and between the parties that after the Closing,

Exhibit J - Page 9

the recourse of Buyer or its successors or assigns against Guarantor with respect to the alleged breach by or on the part of Seller of any representation, warranty, covenant, undertaking, indemnity or agreement contained in the Purchase Agreement shall be limited to [the SFW Guaranty Holdback in] an amount not to exceed (a) _____________ and No/100 Dollars ($___________) [2.5% OF THE PURCHASE PRICE] for the period commencing on the Closing Date and ending on the date that is six (6) months after the Closing Date (the “Holdback Expiration Date”), and (b) _____________ and No/100 Dollars ($___________) [3.0% OF THE PURCHASE PRICE] for the period commencing on the Holdback Expiration Date and ending on the date of termination of this Guaranty, each in the aggregate, of all recourse of Buyer under this Guaranty. Buyer hereby agrees to first seek recourse against Seller under the Holdback (as defined in the Purchase Agreement) prior to commencement of enforcement of this Guaranty.
          19. Termination of Guaranty. This Guaranty automatically terminates nine (9) months after the Effective Date without further documentation required.
[Signature(s) on next page]

Exhibit J - Page 10

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above .

a

By:
Name:

Title:

Exhibit J - Page 11

EXHIBIT K
GUARANTY HOLDBACK AGREEMENT
          THIS GUARANTY HOLDBACK AGREEMENT (this “Agreement”) is entered into the ____ day of ____________, 2010 (“Effective Date”), by and among SWF, L.P., a New York limited partnership (“Guarantor”); HTA — 1092 MADISON, LLC, a Delaware limited liability company (“Buyer”); and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Holder”).
          WHEREAS, Buyer and PINSTRIPES, L.L.C., a New York limited liability company (“Seller”) have entered into that certain Purchase and Sale Agreement dated _______________, 2010 (the “Purchase Agreement”), whereby Seller has agreed to sell and Buyer has agreed to purchase certain properties and interests in properties on lands more particularly described on Exhibit “A” attached thereto;
          WHEREAS, pursuant to the terms of the Purchase Agreement, and as additional consideration under the Purchase Agreement, Guarantor is obligated to deposit in escrow with the Escrow Holder the Escrow Funds (defined below), for the period set forth herein and for the purpose of satisfying any Claim (defined below) under the terms of the Guaranty;
          WHEREAS, Guarantor and Buyer desire to have the Escrow Holder hold the Escrow Funds for disbursement to Guarantor and Buyer pursuant to the terms of this Agreement; and
          WHEREAS, Escrow Holder agrees to hold the Escrow Funds and disburse such Escrow Funds to Guarantor and Buyer in accordance with the terms of this Agreement.
          NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
          1. Definitions. All capitalized terms used in this Agreement not otherwise expressly defined in this Agreement shall have the same meanings assigned to such terms in the Purchase Agreement.
          2. Deposit of Escrow Funds. Escrow Holder acknowledges the receipt from Seller of _________________ Thousand and No/100 Dollars ($____________.00) (the “Escrow Funds”). The Escrow Funds are the property of Guarantor subject to the terms of this Agreement. Escrow Holder shall disburse the Escrow Funds in strict accordance with the terms of this Agreement.
          3. Deposit Information.
               (a) The Escrow Funds shall be deposited in a separately segregated interest bearing account or accounts (the “Escrow Account”) at a financial institution insured by the FDIC. All interest earned by the funds in the Escrow Account shall be accumulated in the Escrow Account, become a part of the Escrow Funds and be disbursed as provided below.

Exhibit K - Page 1

               (b) Guarantor’s Employer Identification Number is ______________.
          4. Disbursement of Escrow Funds.
               (a) Claims. If within 270 days of the Closing Date, Buyer has a “good faith claim” under the Guaranty (the “Claim”), then Buyer is entitled to a disbursement of the Escrow Funds for the amount of such Claim; provided, however, the aggregate amount the Buyer shall be entitled to recover will not exceed the balance in the Escrow Account. At the end of 270 days after the Closing Date, the funds in the Escrow Account (including all earnings and interest) shall be disbursed to Guarantor; provided, however, if a Claim has been made and has not been disbursed to Buyer prior the end of the 270 day period, the portion of the Escrow Funds alleged by Buyer to be necessary to satisfy any such Claim shall not be disbursed. Buyer shall timely submit any Claim to Escrow Holder, in writing, setting forth, in detail, the amount of the Claim (the “Claim Notice”). Buyer shall simultaneously provide a copy of such Claim Notice to Guarantor. The phrase “good faith” means that (i) Buyer has previously alleged that Seller has breached a representation or warranty under Section 7 of the Purchase Agreements that survives the Closing, (b) the Claim has been “finally determined” in favor of Buyer pursuant to the terms of the Post-Closing Escrow Agreement or Seller has approved the Claim and (c) the Holdback has been depleted.
               (c) If Escrow Holder receives a Claim Notice from Buyer within 270 days of the Closing Date, Escrow Holder shall disburse the amount set forth in the Claim from the Escrow Funds to Buyer, within three (3) business days of the receipt of such Claim Notice.
               (d) If Escrow Holder does not receive a Claim Notice from Buyer within 270 days of the Closing Date, Escrow Holder shall, within three (3) business days of the expiration of such 270 day period, disburse the balance of the Escrow Account (including all earnings and interest on the Escrow Funds) to Guarantor in the manner directed by Guarantor.
          5. Third Party Claims. The Escrow Funds shall not be disbursed by Escrow Holder for any Claim which arises from a claim by a third party when that claim has been settled by or on behalf of Buyer without Guarantor’s written approval, provided such written approval has not been unreasonably withheld.
          6. Liability and Protection of Escrow Holder.
               (a) Powers — Generally. Escrow Holder has only the rights, powers, privileges, and duties expressly set forth in this Agreement, together with those rights, powers, and privileges reasonably incident thereto, and is not a party to, and is not bound by, or charged with notice of any agreement other than this Agreement.
               (b) Actions on Notice, etc. Escrow Holder may rely upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other document that Escrow Holder, in good faith, reasonably believes to be genuine and to be signed by the proper party or parties hereto.

Exhibit K - Page 2

               (c) Advice of Counsel. Escrow Holder may rely on the legal opinion of its legal counsel in the event of any dispute or question concerning the construction of any provision of this Agreement or its duties hereunder, and shall incur no liability as a result of reliance on such opinion.
               (d) Compensation for Services. Escrow Holder shall be entitled to reasonable fees and expenses for customary services, as Escrow Holder hereunder, according to its standard rate sheet for these services and all such compensation shall be paid and shared one-half by Buyer and one-half by Guarantor. The fees and expenses may be revised from time to time to reflect current rates for such services.
               (e) Resignation. Escrow Holder may resign upon seven (7) days prior written notice to the other parties to this Agreement. Escrow Holder may be removed by the mutual agreement of Guarantor and Buyer. If Escrow Holder resigns or Guarantor and Buyer agree to remove the Escrow Holder, then Guarantor and Buyer must use their best efforts to agree upon a substitute Escrow Holder. If Escrow Holder resigns or is removed and no successor Escrow Holder is agreed upon within forty-five (45) days following the resignation or removal of the existing Escrow Holder, Buyer may designate the successor Escrow Holder provided such Escrow Holder must be a title company with an office in ______________, _________.
               (f) Liability — Negligent Acts. Escrow Holder will not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for acts that constitute gross negligence, willful misconduct, or constitute a breach of its fiduciary duties.
          7. Indemnity. Guarantor and Buyer agree, jointly and severally, to indemnify and hold Escrow Holder harmless from and against all costs, damages, judgments, attorneys’ fees, expenses, and obligations or liabilities of any kind or nature that Escrow Holder may incur or sustain in connection with or arising out of this Agreement, except to the extent due to Escrow Holder’s gross negligence, willful misconduct, or breach of fiduciary duties arising from this Agreement.
          8. Waiver. Neither this Agreement nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the parties against which the enforcement of such waiver, modification, amendment, discharge, or termination is sought and, then, only to the extent set forth in such instrument.
          9. Books and Records. Escrow Holder will maintain proper books and records for the Escrow Account. All amounts to be disbursed by Escrow Holder under this Agreement shall be paid solely out of the Escrow Funds.
          10. Notices. All notices to be given in connection with this Agreement shall be made by (i) placing the notice in the United States mail, certified or registered, properly stamped, (ii) delivered by fax transmission, (iii) delivered by overnight delivery service, or (iv) by personal delivery, in each case addressed to the location shown below or such other addresses as the respective party may direct in writing to the other, or to such address. Such notice shall be

Exhibit K - Page 3

deemed effective (A) on the day actually delivered or (B) upon confirmation of the completion of the fax (electronic or otherwise) when delivered by fax, or (C) upon such personal delivery:

If to Buyer, to:	HTA — 1092 Madison, LLC
16435 N. Scottsdale Rd., Ste. 320
Scottsdale, Arizona 85254
Attention: Mark D. Engstrom
Telephone: (480) 998-3478
Facsimile: (480) 991-0755

With a copy to:	Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, California 90067
Attention: John F. Nicholson, Esq.
Telephone: (310) 277-4222
Facsimile: (310) 277-7889

If to Guarantor, to:

Telephone:
Facsimile:

With a copy to:

Telephone:
Facsimile:

If to Escrow Holder:	First American Title Insurance Company
777 South Figueroa Street, Suite 400
Los Angeles, California 90017
Attention: Barbara Laffer
Telephone: (213) 271-1702
Facsimile: (818) 450-0135
          11. Invalidity. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, then such invalidity, illegality, or unenforceability will not affect any other provision of this Agreement and this Agreement as so amended shall be construed as if the offending provision had never been part of the Agreement.
          12. Time. Time is of the essence in the performance of each provision of this Agreement.

Exhibit K - Page 4

          13. Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and that together will constitute one and the same agreement. Signatures sent by one party to the other via facsimile transmission shall be deemed original signatures, binding upon the party so sending such signature, and shall be and hereby are deemed original signatures.
          14. Successors and Assigns. The terms and provisions of this Agreement are binding upon and inure to the benefit of each of the parties and their successors and assigns.
          15. Governing Law. This Agreement is being executed and delivered, and is intended to be performed, and shall be governed, interpreted, construed, and enforced under the laws of the State of __________ without regard to its conflict of laws, and exclusive jurisdiction and venue for any claim concerning or arising out of it shall be only in district courts located in _____________ County, ___________.
          16. WAIVER OF JURY TRIAL. EACH PARTY TO IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FORM ANY SOURCE, INCLUDING BUT NOT LIMITED TO THE CONSTITUTION OF THE UNITED STATES, THE CONSTITUTION OF ANY STATE, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATION. EACH PARTY HEREBY ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING THE RIGHT TO DEMAND TRIAL BY JURY.
          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.
[Signature pages to follow]

Exhibit K - Page 5

[Signature page to Guaranty Holdback Agreement]

Escrow Holder:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:

Name:

Its:

Guarantor:

SWF, L.P.,
a New York limited partnership

By:

Name:

Its:

Buyer:

HTA- 1092 MADISON, LLC,
a Delaware limited liability company

By:

Name:

Its:

Exhibit K - Page 6

SCHEDULE 1.5-1
LEASES
[To Be Inserted]

Schedule 1.5-1 - Page 1

SCHEDULE 1.5-2
SECURITY DEPOSITS
[To Be Inserted]

Schedule 1.5-2 - Page 1

SCHEDULE 2.1.3
LIST OF PROPERTIES
1.	Washington Medical Arts I, Albany, New York

2.	Washington Medical Arts II, Albany, New York

3.	Capital Region Health Park, Colonie, New York

4.	Florida Orthopaedic Institute Surgery Center, Temple Terrace, Florida

5.	Patroon Creek Medical Center, Albany, New York

6.	CDPHP Corporate Headquarters, Albany, New York

7.	Northern Berkshire Ambulatory Care Center, Massachusetts

8.	Putnam Ambulatory Care Center, Carmel, New York

Schedule 2.1.3 - Page 1

SCHEDULE 4
DUE DILIGENCE ITEMS
For the Property, Seller shall provide the following to Buyer:

1092 MA
1	Operating Statements (2006, 2007, 2008, 2009, 2010 YTD)	X
2	Operating Budget (2010)	X
3	Tenant Financial Statements (2006, 2007, 2008, 2009, 2010 YTD)	X
4	Personal Property Inventory	NA
5	Title Reports	X
6	Title Documents	X
7	ALTA Surveys	X
8	Service Contracts	X
9	Property Tax Bills	X
10 / 11	Environmental Reports (Phase I / II)	X
12	Engineering / Property Condition Reports	NA
13	Appraisal	NA
14	Site / Floor / Building Plans	X
15	Seismic Report	NA
16	Certificates of Occupancy	X
17	Property Photographs	X
18	REA (Declarations)	X
19	Property Insurance Certificates	X
20	Flood Plan Insurance	NA
21	Schedule of Litigation	NA
22	Roof / Parking Information	X
23	Building Permits / Warranties	X
24	Zoning	NA
25	Development Agreements	NA
26	Easement / Parking Agreements	X

Schedule 4 - Page 1

1092 MA
27	Life Safety / ADA Compliance Reports	X
28	Tenants Leases (inc. amendments, exhibits, correspondence)	X
29	Regulatory and Agency Correspondence	NA
30	Seller, Lessee, Guarantor Legal Agreements	NA
31	CAM reconciliations — Historical (3 Years)	X
32	Delinquency Reports (Tenant Aged AR)	X
33	Geotechnical Reports	NONE
34	Ground Leases (including MOUs)	NA
35	Rent Roll (Certified)	X
36	Sales Tax Bills (if applicable)	NA
37	Utility Bills	X
38	Asbestos Report/Surveys	NA
39	Assessors Statement	NA
40	Commissioning Report	NA
41	Existing Loan Documents	X
42	Financials for Tenant Guarantor Entity	NA
43	Five Year Loss Runs (Property & Liability)	NA
44	Leasing and Brokerage Agreements	NA
45	Letters of Credit	NA
46	List of Utility Deposits and Bonds posted	NA
47	O&M Manual (Existing or New)	X
48	Outstanding Leasing Commissions	NA
49	Repair and Maintenance Records	NA
50	Seller Entity Financials (Parent), Property Manager	NA
51	Standard Lease Form	NA
52	Tenant Ledgers / Maintenance Files	X
53	Operating Agreements / Certificates of Formation / Org Charts	NA
54	Industrial Development Agency Documents / PILOT Agreements	NA
55	Underground Storage Tanks (including tank tightness test, etc.)	NA

Schedule 4 - Page 2

LEGEND
X	Completed
NA	Not Applicable
SELLER TO PROVIDE BUYER WITH CURRENT FINANCIALS, ALL ORIGINAL TENANT LEASES (INCLUDING ALL AMENDMENTS, EXHIBITS AND CORRESPONDENCE) WITHIN ONE (1) BUSINESS DAY FOLLOWING THE CLOSE OF ESCROW.

Schedule 4 - Page 3

SCHEDULE 5.2.3
SERVICE CONTRACTS
[To Be Inserted]

Schedule 5.2.3 - Page 1

SCHEDULE 7.1
COMPLETION OBLIGATIONS
[To Be Inserted]

Schedule 7.1 - Page 1